PROSPECTUS
MAY 1, 1999

                                  RATEMAX (SM)
                      MODIFIED GUARANTEED ANNUITY CONTRACT
                                   ISSUED BY
                      MERRILL LYNCH LIFE INSURANCE COMPANY
                    Home Office: Little Rock, Arkansas 72201
        Service Center: P.O. Box 44222, Jacksonville, Florida 32231-4222
             4804 Deer Lake Drive East, Jacksonville, Florida 32246
                             Phone: (800) 535-5549
                                OFFERED THROUGH
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

This prospectus describes a modified guaranteed annuity contract issued by Merrill Lynch Life Insurance Company.

        An ANNUITY contract provides for a series of payments that are made in regular intervals beginning on a specified date. A MODIFIED GUARANTEED ANNUITY contract additionally provides that fixed rates of interest will be credited to the contract for specified periods of time (called guarantee periods). If you make a withdrawal prior to the end of those periods, we will adjust the value of your contract to reflect changes in market interest rates.

To purchase a Contract, you must pay a single premium of at least $25,000. You must then allocate your premium among one or more subaccounts, which grow at a specified guaranteed rate of interest for the guarantee period. We currently offer guarantee periods of three and five years.

PURCHASING THIS CONTRACT INVOLVES CERTAIN RISKS. WE WILL DEDUCT A WITHDRAWAL CHARGE AND APPLY A MARKET VALUE ADJUSTMENT IF YOU MAKE A WITHDRAWAL OR ANNUITIZE BEFORE THE END OF A GUARANTEE PERIOD. THE MARKET VALUE ADJUSTMENT MAY BE EITHER POSITIVE OR NEGATIVE. ACCORDINGLY, THE VALUE OF YOUR CONTRACT COULD EITHER INCREASE OR DECREASE AND YOU COULD LOSE A SUBSTANTIAL PORTION OF THE PREMIUM YOU INVESTED. YOU SHOULD CAREFULLY CONSIDER YOUR INCOME NEEDS BEFORE PURCHASING A CONTRACT.

WHEN YOU TAKE WITHDRAWALS FROM A SUBACCOUNT, A FEDERAL INCOME TAX IS IMPOSED ON THE ENTIRE GAIN IN YOUR CONTRACT, NOT JUST THE GAIN FOR THAT SUBACCOUNT. WITHDRAWALS BEFORE AGE 59 1/2 MAY ALSO INCUR A 10% FEDERAL PENALTY TAX. CAREFULLY DISCUSS YOUR PERSONAL TAX SITUATION WITH YOUR ADVISORS BEFORE YOU PURCHASE A CONTRACT.

                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
CAPSULE SUMMARY.............................................    3
DESCRIPTION OF THE CONTRACT.................................    5
     THE CONTRACT...........................................    5
     APPLICATION AND PREMIUMS...............................    5
     SUBACCOUNTS AND SUBACCOUNT VALUES......................    5
          Choices at the End of the Subaccount Guarantee
          Period (the Renewal Date).........................    5
          How We Determine the Guaranteed Interest Rates for
          Subaccounts.......................................    6
     WITHDRAWALS............................................    7
     CHARGES................................................    7
          Withdrawal Charge.................................    7
          Market Value Adjustment ("MVA")...................    8
          Premium Taxes.....................................   10
     DEATH BENEFIT PAYMENTS AND BENEFICIARIES...............   10
          Beneficiaries.....................................   10
          Death Before the Annuity Date.....................   10
          Death After the Annuity Date......................   10
     ANNUITY PROVISIONS (ANNUITIZATION).....................   11
     OTHER PROVISIONS.......................................   13
          Assignment........................................   13
          Notices and Elections.............................   13
          Amendment of the Contract.........................   13
          Free Look Right...................................   13
          Guarantee of Contract.............................   14
DISTRIBUTION OF THE CONTRACTS...............................   14
FEDERAL INCOME TAXES........................................   14
LEGAL PROCEEDINGS...........................................   17
LEGAL MATTERS...............................................   18
EXPERTS.....................................................   18
REGISTRATION STATEMENT......................................   18
APPENDIX A..................................................  A-1
APPENDIX B..................................................  B-1

                                CAPSULE SUMMARY

THE CONTRACT

This prospectus describes an individual modified guaranteed annuity contract issued by Merrill Lynch Life Insurance Company ("we" or "us").

APPLICATION

To purchase a Contract, you must provide certain information to a Merrill Lynch Financial Consultant who will forward it to us. Alternatively, you may need to complete and return a written application to our Service Center. We have the right to reject any application.

PREMIUMS

We issue a Contract when we receive your premium payment. Your single premium must be at least $25,000. You cannot make additional premium payments under the Contract.

SUBACCOUNTS

We maintain one or more subaccounts for the value of your Contract. Each subaccount grows at a specified interest rate. We guarantee that we will credit that interest rate for a specified period, called a Guarantee Period, that corresponds to the subaccount. Currently, we offer Guarantee Periods of three and five years. A one-year Guarantee Period is available at renewal only. You must tell us how much of your premium payment you want us to put in each subaccount. You must allocate at least $5,000 to each subaccount you choose. At the end of the Guarantee Period (on the Renewal Date), you may transfer the value of that subaccount to one or more new subaccounts.

CHARGES

       WITHDRAWAL CHARGE

       If you take a withdrawal from a subaccount before the end of its Guarantee Period, we will deduct a withdrawal charge generally equal to six percent of the amount withdrawn. We do not deduct a withdrawal charge on death benefits. We also currently do not deduct a withdrawal charge when we begin to make annuity payments.

       MARKET VALUE ADJUSTMENT ("MVA")

       If you take a withdrawal from a subaccount before the end of its Guarantee Period, we will apply an MVA. We also apply an MVA at the time we begin to make annuity payments if any subaccount has not reached the end of its Guarantee Period. The MVA may be positive or negative and can affect the value of your Contract. Generally, if current market interest rates are higher than market interest rates at issue or renewal, the MVA will be negative. If current market interest rates are lower than market interest rates at issue or renewal, the MVA will be positive.

       For death benefit payments, we only credit a positive MVA; we do not deduct any negative MVA.

       PREMIUM TAXES

       We deduct any applicable state or local premium taxes when you annuitize. Premium tax rates vary from jurisdiction to jurisdiction and currently range from zero to 5%. In those jurisdictions that do not allow an insurance company to reduce its current taxable premium income by the amount of any withdrawal, surrender, or death benefit paid, we will also deduct a charge for these taxes on any withdrawal, surrender, or death benefit payment.

ANNUITY PAYMENTS

The annuity date is the day we begin to make payments under the Contract to the annuitant. The annuity option determines the method and frequency under which we make these payments. If your Contract is issued as part of a qualified retirement plan, the annuity date is the date the annuitant reaches age 70 1/2. If your Contract is nonqualified, it is the annuitant's 85th birthday. Your annuity option at issue is a life annuity with payments guaranteed for 10 years. However, you may change your annuity date and/or annuity option at any time before we begin to make annuity payments. You cannot change the annuity date or the annuity option, or make withdrawals, after we begin to make annuity payments.

PAYMENT ON DEATH ("DEATH BENEFIT")

       BEFORE THE ANNUITY DATE

       If you die before the annuity date, we will pay the beneficiary the value of the Contract plus any positive MVA as of the date of payment.

       AFTER THE ANNUITY DATE

       If an annuitant (other than you) dies after the annuity date, we will make any remaining guaranteed annuity payments to you unless you request that we pay you the present value of those payments in a lump sum. If you die after the annuity date, we will make any remaining guaranteed annuity payments to the beneficiary unless the beneficiary asks us to pay the present value of those payments in a lump sum.

WITHDRAWALS

You may take withdrawals any time before we begin to make annuity payments. Withdrawals are subject to tax and if taken prior to age 59 1/2 may also be subject to a penalty tax. Certain CHARGES and required minimums apply to withdrawals.

FREE LOOK

When you receive your Contract, you should review it carefully to make sure it is what you intended to purchase. You may return the Contract for a premium refund within ten days after you receive it. Some jurisdictions allow a longer period to return the Contract. To receive a premium refund, you must return the Contract to our Service Center or to your Merrill Lynch Financial Consultant.

MERRILL LYNCH LIFE INSURANCE COMPANY

We issue the Contract. Our home office is in Little Rock, Arkansas. Our Service Center's address and phone number are P.O. Box 44222, Jacksonville, Florida 32231-4222, (800) 535-5549.

You should address all communications concerning your Contract to our Service Center.

                          DESCRIPTION OF THE CONTRACT

THE CONTRACT

The Contract is a single premium, individual modified guaranteed annuity contract. The Contract states your rights and benefits as the owner. We may issue the Contract in connection with either qualified or nonqualified plans. Qualified plans include Individual Retirement Annuities or Individual Retirement Accounts ("IRAs") and Simplified Employee Pensions ("SEPs").

Tax qualified arrangements, including qualified plans, should carefully consider the costs and benefits of the Contracts (including annuity income benefits) before purchasing the Contract, since the tax qualified arrangement itself provides for tax-deferred growth.

APPLICATION AND PREMIUM

You can purchase a Contract by providing certain information to a Merrill Lynch Financial Consultant who will then forward the information to us. After we issue the Contract, you will need to confirm in writing the information you provided. In certain situations, such as when the Contract you purchase will replace another contract, we may require that you complete and send a written application to our Service Center. We can reject any application.

We will issue a Contract to you in exchange for a premium payment of at least $25,000. The maximum premium you can pay without our consent is $500,000. You must send the premium to our Service Center. You cannot make additional premium payments under the Contract.

SUBACCOUNTS AND SUBACCOUNT VALUES

Your Contract consists of one or more subaccounts. You must tell us how to distribute your premium payment among these subaccounts. The minimum amount you can put in a subaccount is $5,000.

Each subaccount grows at a specified guaranteed rate of interest. The initial rates that will apply to your subaccounts are those in effect on the day we receive your premium. We guarantee that we will credit the specified interest rate to the subaccount for the designated number of years you select, called the Guarantee Period. Currently, we offer two Guarantee Periods -- three years and five years. A one-year Guarantee Period is also available, but only at renewal. We can change the number of Guarantee Periods that we offer at any time.

The end of the Guarantee Period for a particular subaccount is its "Renewal Date." You cannot change the Guarantee Period or make a transfer to different subaccount before the Renewal Date.

We credit the guaranteed interest rate for a subaccount daily (except on February 29th). The Subaccount Value initially equals the amount of premium that you allocate to or the amount you reinvest in a subaccount. The Subaccount Value will then vary depending on the interest credited to that subaccount, any Market Value Adjustment applied (see MVA), and any withdrawals and Withdrawal Charges (see WITHDRAWALS). The sum of all the Subaccount Values is your Contract Value. We will compound interest earned on each Contract anniversary.

The following is an example of how you can allocate a $25,000 single premium on May 1, 1999 among two subaccounts, and shows Subaccount Values as of each Renewal Date assuming no withdrawals.

                                       SUBACCOUNT                      SUBACCOUNT VALUE
 AMOUNT ALLOCATED   INTEREST RATE   GUARANTEE PERIOD   RENEWAL DATE   AS OF RENEWAL DATE
 $15,000.....           4.60%        Three Years       May 1, 2002        $17,166.68
 $10,000.....           4.90%        Five Years        May 1, 2004        $12,702.16

       CHOICES AT THE END OF THE SUBACCOUNT GUARANTEE PERIOD (THE RENEWAL DATE)

       We will send you a notice at least 30 days, but not more than 60 days, before a subaccount's Renewal Date. Currently, you may notify us no later than five business days after the Renewal

       Date that you wish to transfer the Subaccount Value to one or more new subaccounts. You can choose any of the Guarantee Periods offered on the Renewal Date, but cannot choose one that will extend beyond the annuity date. The minimum amount you can transfer to a new subaccount is $5,000 (unless the total Subaccount Value is less than $5,000). The transfer takes effect as of the Renewal Date. The interest rate(s) for the Guarantee Period(s) you choose will be those in effect for renewals on the Renewal Date. The interest rates for renewals may not be the same as the interest rates for subaccounts of new Contracts having the same Guarantee Period.

       If we do not receive timely transfer instructions, we will transfer that Subaccount Value to the one year subaccount. If your Contract's annuity date is less than one year from the Renewal Date, you can only choose a new subaccount with a one-year Guarantee Period. You may change your annuity date so that the Guarantee Period of the new subaccount will end on or before the annuity date.

       HOW WE DETERMINE THE GUARANTEED INTEREST RATES FOR SUBACCOUNTS

       We have no specific formula for setting the guaranteed interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments which we may acquire with the amounts we receive as premiums. You have no direct or indirect interest in the investments we make with the premiums. We will invest these amounts primarily in investment-grade fixed income securities, including:

       - securities issued by the United States Government or its agencies or instrumentalities, which may or may not be guaranteed by the United States Government;

       - debt securities that have an investment grade, when we buy them, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service;

       - mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade, when we buy them, within the four highest grades described above;

       - other debt instruments;

       - commercial paper; and

       - cash or cash equivalents.

       We will also consider other factors in determining the guaranteed rates, including regulatory and tax requirements, sales commissions and administrative expenses incurred by us, general economic trends and competitive factors. WE WILL MAKE THE FINAL DETERMINATION OF THE GUARANTEED RATES WE DECLARE. WE CANNOT PREDICT OR GUARANTEE THE FUTURE LEVEL OF THESE INTEREST RATES.

WITHDRAWALS

You can make a withdrawal of all or part of the Net Contract Value or Net Subaccount Value any time before the earlier of the annuity date or your death. The following applies:
       1.  We must receive a written request
           from you at our Service Center.

       2.  You must return your Contract to
           us if you want to make a full
           withdrawal.

       3.  You must specify the subaccounts
           from which you want to make a
           withdrawal. If you do not
           specify, we will deduct the
           withdrawal from the subaccount
           with the shortest period of time
           remaining in its guarantee period
           until that subaccount is empty;
           from the subaccount with the next
           shortest period of time remaining
           in its guarantee period until
           that subaccount is empty; and so
           forth, continuing until the
           amount of the withdrawal has been
           reached.

NET SUBACCOUNT VALUE equals the Subaccount Value after adjustment for any MVA and withdrawal charge that would be applied on a full withdrawal, annuitization or the payment of death benefits on the death of the participant or annuitant prior to the annuity date.

NET CONTRACT VALUE equals the sum of all Net Subaccount Values.

       4. The minimum partial withdrawal you can make from a subaccount is $500, but any remaining Net Subaccount Value must be at least $5,000. You can withdraw any Subaccount Value that is less than $500 but you cannot leave any remaining amount in that subaccount.

       5. The remaining Contract Value after a partial withdrawal must be at least $15,000.

WITHDRAWALS ARE SUBJECT TO INCOME TAXES. IF YOU MAKE A WITHDRAWAL BEFORE AGE
59 1/2, YOU MAY ALSO HAVE TO PAY A 10% FEDERAL PENALTY TAX. If you take a partial withdrawal, we will pay you the amount you request. We then deduct any Withdrawal Charge directly from and apply any MVA to the subaccount from which you make the withdrawal (see WITHDRAWAL CHARGE and MVA for more details on how charges are applied to withdrawals). If you withdraw an entire Subaccount Value, we adjust the amount we pay you for any applicable Withdrawal Charge and MVA. You may thus receive less than you request.

Under qualified plans, withdrawals may be permitted only under the circumstances specified in the plan, the consent of your spouse may be required, and under Tax-Sheltered Annuities and certain Section 401 plans, withdrawals attributable to contributions made under a salary reduction agreement may be made only after you reach age 59 1/2 and in other limited circumstances.

See Appendix A and Appendix B for examples showing the effect of the withdrawal charge and MVA on the amount of withdrawals.

CHARGES

We impose two types of charges: a Withdrawal Charge and a Market Value Adjustment. We may also deduct any applicable Premium Taxes.

       WITHDRAWAL CHARGE

       We will deduct a Withdrawal Charge if you make a withdrawal from a subaccount before the end of its Guarantee Period. We will not deduct a Withdrawal Charge for withdrawals made at the end of the Guarantee Period (on the Renewal Date). To avoid the Withdrawal Charge, we must receive your written instructions to take a withdrawal from a subaccount(s) no later than five business days after the Renewal Date. If we receive your written instructions within this time period, we will process the withdrawal effective as of the Renewal Date and we will not deduct a Withdrawal Charge.

       The Withdrawal Charge equals six percent of the amount withdrawn (in the case of partial withdrawals) or Net Subaccount Value (in the case of full withdrawals). For partial withdrawals, we deduct the Withdrawal Charge from the amount remaining in the subaccount. For full

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

       withdrawals, we deduct the Withdrawal Charge from the amount sent to you. SEE APPENDIX B FOR EXAMPLES SHOWING THE EFFECT OF THE WITHDRAWAL CHARGE ON THE AMOUNT OF WITHDRAWALS.

       Currently, we impose no Withdrawal Charge at annuitization. However, we reserve the right to do so in the future if a Renewal Date falls after the annuity date. There is no Withdrawal Charge on death benefits.

                       For full withdrawals, we deduct the
                       Withdrawal Charge from the proceeds
                       of the withdrawal.

                       Withdrawal Charge = Net Subaccount
                       Value X 0.06

                       For partial withdrawals, we deduct
                       a Withdrawal Charge directly from
                       the subaccount.

                       Withdrawal Charge = Amount Withdrawn
                       X 0.06

       MARKET VALUE ADJUSTMENT ("MVA")

       We impose an MVA in three circumstances:

       1.  WITHDRAWALS FROM A SUBACCOUNT BEFORE THE END OF ITS GUARANTEE PERIOD:
           We will not apply an MVA to withdrawals made at the end of a Guarantee Period if we receive your withdrawal instructions by the fifth business day after the Renewal Date. All such withdrawals take effect as of the Renewal Date.

       2. ANNUITIZATION: If the annuity date (the date we begin making annuity payments) precedes the end of a Guarantee Period, we apply an MVA on the annuity date. We apply the MVA before the amount of any annuity payments is calculated.

       3.  DEATH BENEFIT PAYMENTS:
           We apply any net positive
           MVA to payments made at
           the time of your death
           prior to the annuity
           date. If the net MVA is
           negative, however, we
           will not deduct it.

NET MVA refers to the sum of the MVAs on all subaccounts, some of which may be positive and some of which may be negative. If the sum is positive, it is referred to as a NET POSITIVE MVA.

       The MVA will depend on the relationship, at the time it is applied, between:

        (i) the MVA interest rate established at issue or renewal for the subaccount from which a withdrawal or payment is being made; and

       (ii) the MVA interest rate in effect for a time period equal to the remainder of the Guarantee Period of the subaccount from which the withdrawal or payment is being made.

       AS A GENERAL RULE, IF INTEREST RATES GO UP, THE MVA WILL DECREASE YOUR CONTRACT VALUE; IF INTEREST RATES GO DOWN, THE MVA WILL INCREASE YOUR CONTRACT VALUE.

       We determine the MVA based on the following formula:

                          1 + B                n/365
  A X   [     1-    (    -------   )      ]
                          1 + C

         Where "A" is   (i)  the amount withdrawn in the case of partial withdrawals; or
                       (ii)  the Net Subaccount Value in the case of full withdrawals, annuitizations or payments at death;


                    NET SUBACCOUNT VALUE =

                                                     Subaccount Value
                                  ------------------------------------------------------------

                                                     1 + Current MVA Interest Rate               n/365
                               0.06  +    (    -----------------------------------------    )
                                               1 + MVA Interest Rate at Issue or Renewal

                    Where "n" is the number of days remaining in the Guarantee
                    Period of the
                    subaccount, but not less than 365.


               "B" is  the current MVA interest rate for a subaccount with a Guarantee
                       Period in years equal to "n"/365;

               "C" is  the MVA interest rate for the subaccount from which the withdrawal is made; and

               "n" is the number of days remaining in the Guarantee Period of the subaccount(s) we are adjusting.

                       If the remaining period of time in the Guarantee Period is not a whole number of years, we base the MVA interest rate for "B" on the MVA interest rates currently in effect for the Guarantee
                       Periods nearest the remaining period of time. We make this determination by straight-line interpolation, except where the remaining period of time is less than one year, in which case we use the current MVA interest rate for a one-year Guarantee Period.

       MVA Interest Rates. We use MVA interest rates, not your guaranteed interest rates, to determine the MVA. When the Contract is issued and at each subaccount renewal, we will send you a notice specifying the MVA interest rate for each subaccount. As is the case for guaranteed interest rates, we have sole discretion to declare MVA interest rates. We cannot predict or guarantee the level of future MVA interest rates. They may differ from guaranteed interest rates declared at the same time for Guarantee Periods of the same length. We determine MVA interest rates based on rates on Treasury bonds with lengths matched to our asset-liability matching program with respect to our obligations under the Contracts. In general, our use of MVA interest rates to calculate any MVA is intended to prevent certain factors not related to market interest rates per se (such as changes in mortality assumptions, or the use of increased current rates for competitive or other non-market related factors) from affecting the size or direction of any MVA.

       You bear the investment risk that the MVA interest rates in effect at the time you make a withdrawal from a subaccount or the time we start making annuity payments may be higher than the MVA interest rate of the subaccount to which the MVA is applied. As a result, your Contract Value may go down substantially.

       NEITHER THE GUARANTEED INTEREST RATE FOR THE SUBACCOUNT FROM WHICH YOU WITHDRAW OR WE MAKE A PAYMENT, NOR ANY GUARANTEED INTEREST RATE IN EFFECT AT THE TIME YOU WITHDRAW OR WE MAKE A PAYMENT, IS USED TO DETERMINE THE MVA.

       Appendix A contains more information about how the MVA works, including examples showing the application of the MVA in the context of full withdrawals from a hypothetical subaccount.

       PREMIUM TAXES

       We deduct any applicable premium taxes when you annuitize. State and local jurisdictions impose premium taxes that currently range from zero to 5% depending on the tax treatment of the Contract. If a jurisdiction does not allow us to reduce our current taxable premium income by the amount of withdrawals, surrenders, or death benefit payments, we also deduct a charge for premium taxes when we make those payments.

DEATH BENEFIT PAYMENTS AND BENEFICIARIES

We will pay a death benefit to the beneficiary after we receive satisfactory proof of your death. Satisfactory proof may include a certified copy of a death certificate, beneficiary claim statement, and any other documents we may require.

       BENEFICIARIES

       When you apply for the Contract, you select one or more beneficiaries to receive the death benefit upon your death. The beneficiary has no ownership rights under the Contract. You can designate a beneficiary as revocable or irrevocable. If you name a revocable beneficiary, you can change that beneficiary at any time before your death. If you designate an irrevocable beneficiary, that beneficiary must approve any later change of beneficiary in writing.

       If the beneficiary dies before you and no new or contingent beneficiary is named, we pay the death benefit to your estate. The estate or heirs of a beneficiary who dies before you have no rights under the Contract.

       Certain restrictions may apply in the case of qualified contracts.

       DEATH BEFORE THE ANNUITY DATE

       If you die before the annuity date, we will pay the death benefit to the beneficiary. The death benefit equals the sum of each Subaccount Value plus any net positive MVA as of the date of payment. No Withdrawal Charge applies to the death benefit. If the beneficiary does not select an annuity option within 60 days following receipt of proof of death, we reserve the right to automatically pay the death benefit in a lump sum. (The annuity option may, however, be restricted by federal tax law.)

       Your beneficiary may select an annuity option under which payments begin within one year of your death, but do not extend beyond the beneficiary's life expectancy. For IRAs and SEPs, any annuity option chosen by a beneficiary must meet the requirements of the IRC. We will pay this death benefit within five years of your death.

       If an annuitant (other than you) dies before the annuity date, you may name a new annuitant. If you do not name a new annuitant, you are deemed to be the new annuitant. If any owner of a Non-Qualified Contract is not an individual, we treat the death of the annuitant as the death of the owner and we pay the death benefit to the beneficiary.

       If there is more than one owner under the same Contract, we pay the death benefit to the beneficiary when the first owner dies. If a surviving spouse is also the beneficiary, he or she can choose to become the new owner and continue the Contract with the same rights and benefits as the deceased owner had before death. The surviving spouse will then be the owner and the beneficiary, until a new beneficiary is named. No death benefit is paid until the new owner (your surviving spouse) dies.

       DEATH AFTER THE ANNUITY DATE

       If the annuitant (other than you) dies after the annuity date, we make any remaining guaranteed annuity payments to you unless you request that we pay you the present value of those payments in a lump sum. If you or any other owner under the same Contract dies after the annuity date, we make any remaining guaranteed annuity payments to the beneficiary unless the beneficiary asks us to pay the present value of those payments in a lump sum. We calculate present values at the interest rate that was used to calculate the amount of the initial annuity payment.

ANNUITY PROVISIONS (ANNUITIZATION)

We start making annuity payments to you on the annuity date designated in your Contract. In calculating annuity payments, we apply an MVA to any subaccount that has a Renewal Date after the annuity date. We also deduct any applicable premium taxes (see Premium Taxes). Currently, we do not impose a Withdrawal Charge upon annuitization. We have the right to do so in the future, however, if the annuity date precedes the end of a Guarantee Period.

In this section, Net Contract Value means the Contract Value plus or minus the MVA and minus premium taxes.

   Net Contract Value = Contract Value (plus or minus) MVA - premium taxes

We calculate annuity payments by applying the Net Contract Value to the annuity option you choose using our annuity rates in effect at that time. These rates will not be lower than the minimum guaranteed annuity rates shown in the applicable annuity table in your Contract.

The annuity tables in your Contract show the minimum guaranteed amount of each monthly annuity payment for each $1,000 applied according to the age and sex of the annuitant on the annuity date. We based these tables on the 1983 Table "a" projected forward to 1995 for Individual Annuity Valuation with current mortality adjustments and interest at three percent. When required by state law, we will use annuity tables that do not differentiate by sex.

The Contract contains a formula for adjusting the age of the annuitant based on the annuity date to determine minimum monthly annuity payments. If the annuity date is prior to the year 2000, there is no age adjustment.

An age adjustment results in a reduction in the minimum monthly annuity payments that we would otherwise make. Therefore, if the rates we use are the minimum rates shown in the annuity tables in the Contract, you may want to select an annuity date that immediately precedes the date on which an age adjustment would occur. For example, the annuity payment rates in the tables for an annuitant with an annuity date in the year 2010 are the same as those for an annuity date twelve months earlier. This is so even though the annuitant is one year older, because the new decade results in the annuitant's age being reduced by an additional year. Current annuity rates, unlike the guaranteed rates, do not involve any age adjustment.

We will send annuity payments to the annuitant monthly unless you choose to have payments made less frequently or you choose the Qualified Plan Option. Each annuity payment must be at least $50. We may change the frequency of the annuity payments so that each is at least $50. If the Net Contract Value is less than $5,000 on the annuity date, we may pay that amount to the annuitant in a lump sum.

       ANNUITY DATE

       We start making payments to the annuitant on the annuity date. The annuity date can be any day of a calendar month. It cannot be later than the annuitant's 85th birthday. If your Contract is issued as part of a qualified retirement plan, the annuity date may not be later than April 1 of the calendar year after the calendar year in which the annuitant reaches age 70 1/2. At issue, if your Contract is Non-Qualified, the annuity date is the annuitant's 85th birthday. If your Contract is Qualified, the annuity date is the date the annuitant attains age 70 1/2. HOWEVER, YOU CAN CHANGE THE ANNUITY DATE BY NOTIFYING OUR SERVICE CENTER AT ANY TIME BEFORE WE START MAKING THE ANNUITY PAYMENTS.

       ANNUITANT

       You select the annuitant. You may later change the annuitant from the person you originally selected (unless the owner is not an individual). Annuity payments are based on the annuitant's age and sex. We may require proof of the age, sex or survival of the annuitant.

       If you give us incorrect age and sex information about the annuitant, we will adjust the amount of the annuity payments to reflect the correct age and sex. If previous payments were overpaid, we will deduct the overpaid amount from the next payments until we fully recover it. If previous payments were underpaid, we will add the owed amount to the next payment. On overpayments or underpayments we will either charge or pay you interest at the rate of four percent.

       ANNUITY OPTIONS

       At issue, your annuity option is a Life Annuity with Payments Guaranteed for 10 Years. However, you may change your annuity option to any one of the following annuity options. With our prior consent, you may choose another method of payment not listed here.

       1. Payments of a Fixed Amount: You choose the amount of each annuity payment. We will make equal payments of the amount chosen until the Net Contract Value and the interest accrued on it are gone. The period for these payments cannot be less than five years.

       2. Payments for a Fixed Period: You choose a time period (at least five years) during which the annuitant will receive annuity payments.

       3. *Life Annuity: We will make payments for as long as the annuitant lives. Payments will stop at the last payment due before the death of the annuitant. We apply the Net Contract Value to determine the amount of the annuity payments based on the annuitant's age, sex and life expectancy.

       4. Life Annuity with Payments Guaranteed for 10 or 20 Years: We will make payments for the guaranteed period chosen (10 or 20 years) and as long thereafter as the annuitant lives.

       5. Life Annuity with Guaranteed Return of Net Contract Value: We will make annuity payments until the total of the annuity payments equals the Net Contract Value applied to this option, and as long thereafter as the annuitant lives.

       6. *Joint and Survivor Life Annuity: We make payments for as long as either the annuitant or designated second person lives. We apply the Net Contract Value based on the annuitant's and other person's ages, sex and life expectancies to determine the amount of the annuity payments.

       7. Qualified Plan Option: This option is only available under qualified contracts. Payments may be based on:

          (a)  the life expectancy of the annuitant,

          (b) the joint life expectancy of the annuitant and his or her spouse, or

          (c) the life expectancy of the surviving spouse if the annuitant dies before the annuity date.

          Payments will be made annually. Each payment equals the Net Contract Value on the first day of the calendar year divided by applicable current life expectancy based on Internal Revenue Service regulations. We make each subsequent payment on the anniversary of the annuity date. We credit interest at our then current rate for this option. The rate will not be less than three percent. On the death of the measuring life or lives, we will pay any unpaid Net Contract Value to the beneficiary in a lump sum.

          *CAUTION: THESE OPTIONS ARE "PURE" LIFE ANNUITIES. THEREFORE, IT IS POSSIBLE FOR THE PAYEE TO RECEIVE ONLY ONE ANNUITY PAYMENT IF THE PERSON (OR PERSONS) ON WHOSE LIFE (LIVES) PAYMENT IS BASED DIES AFTER ONLY ONE PAYMENT OR TO RECEIVE ONLY TWO ANNUITY PAYMENTS IF THAT PERSON (THOSE PERSONS) DIES AFTER ONLY TWO PAYMENTS, ETC. CAREFULLY CONSIDER YOUR NEEDS BEFORE YOU CHOOSE THIS OPTION.

       CHANGE OF ANNUITY DATE, ANNUITANT OR ANNUITY OPTION

       To change the annuity date, the annuitant, and/or the annuity option, we must receive your written instructions at our Service Center before the existing annuity date. You can also make annuity date and annuity option changes by telephone if you have submitted a proper telephone authorization form. Please contact our Service Center for more information.

       Changes of the annuity date are subject to federal tax restrictions.

       OTHER PROVISIONS

       ASSIGNMENT

       You may assign your rights under a Contract to a creditor as security for a debt. Any irrevocable beneficiary must consent to such an assignment. This does not change the ownership of your Contract. The rights of the creditor take precedence over the rights of a beneficiary. No amounts payable under the Contract to a payee other than you may be assigned by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.

       An assignment may have federal income tax consequences. If the Contract is issued pursuant to a qualified plan, you cannot assign, pledge, or transfer your rights under the Contract, unless permitted by law.

       NOTICES AND ELECTIONS

       You must send any change requests, notices, and/or choices for your Contract to our Service Center. These requests must be in writing and signed (unless you have submitted a telephone authorization form as discussed below). We give effect to any request regarding notices, changes, or choices relating to beneficiaries, ownership and the annuitant as of the date you sign the request, unless we already acted in reliance on your prior status before receiving the notice. Changes relating to the annuity date will take effect as of the date received, unless we have already acted in reliance on the prior status.

       If you have submitted a telephone authorization form, you may make the following choices via telephone:

       1.  Subaccount selections at the end of a Guarantee Period;

       2.  Subaccounts from which you wish to make partial withdrawals;

       3.  Annuity Date Changes; and

       4.  Annuity Option Changes.

       We will use reasonable procedures to confirm that a telephone request is proper. These procedures may include tape recording of telephone calls and obtaining appropriate identification before acting on any telephone request. We are not liable if we act on a request that we reasonably believe is proper.

       AMENDMENT OF THE CONTRACT

       We may amend any Contract at any time if necessary to comply with applicable law, regulation or ruling issued by a government agency or court.

       FREE LOOK RIGHT

       You should carefully review your Contract when you receive it to make sure it is what you intended to buy. You may return the Contract for a refund of your premium within ten days after you receive it. Some jurisdictions allow a longer time to return the Contract. You must return the Contract to either our Service Center or your Merrill Lynch Financial Consultant within the "free look" period to receive a refund. We will then deem your Contract void from the beginning. If you cancel your Contract, you cannot submit another application for at least 90 days.

       GUARANTEE OF CONTRACT

       Neither the federal government nor its instrumentalities guarantee the Contract. We back the guarantees in the Contract.

                         DISTRIBUTION OF THE CONTRACTS

Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the principal underwriter of the Contract. MLPF&S was organized in 1958 under the laws of the state of Delaware. It is registered as a broker-dealer under the Securities Exchange Act of 1934. It is a member of the National Association of Securities Dealers, Inc. ("NASD"). The principal business address for MLPF&S is World Financial Center, 250 Vesey Street, New York, New York 10281.

Registered representatives (Financial Consultants) of MLPF&S sell these contracts. These Financial Consultants are also licensed through various Merrill Lynch Life Agencies (MLLA) as our insurance agents. We have entered into a distribution agreement with MLPF&S and companion sales agreements with MLLA. These agreements allow Financial Consultants to sell Contracts and receive compensation. The maximum commission MLLA pays to the Financial Consultant is 1.3% of each premium. The maximum compensation MLLA pays to the Financial Consultant for each renewal is 0.26% of the Subaccount Value that is reinvested, payable annually.

The maximum commission we will pay to the applicable insurance agency to pay commissions to Financial Consultants is 2.5% of each premium. The maximum compensation we will pay to the applicable insurance agency to pay compensation to Financial Consultants for renewals is 0.4% of the Subaccount Value that is reinvested, payable annually. We may pay compensation in the form of non-cash compensation, consistent with applicable regulatory requirements.

MLPF&S may arrange for sales of the Contract by other broker-dealers who are registered under the Securities Exchange Act of 1934 and are members of the NASD.

                              FEDERAL INCOME TAXES

The following summary discussion is based on our understanding of current federal income tax law as the Internal Revenue Service (IRS) now interprets it. We can't guarantee that the law or the IRS's interpretation won't change. It does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. Counsel or other tax advisors should be consulted for further information.

We haven't considered any applicable federal gift, estate or any state or other tax laws. Of course, your own tax status or that of your beneficiary can affect the tax consequences of ownership or receipt of distributions.

When you invest in an annuity contract, you usually do not pay taxes on your earnings until you withdraw the money--generally for retirement purposes. If you invest in an annuity as part of a IRA, SEP or Roth IRA program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. The ultimate effect of federal income taxes on the amounts held under an annuity contract, on annuity payments, and on the economic benefit to the owner, the annuitant or the beneficiary depends on the type of retirement plan, on the tax status of the individual concerned and on our tax status.

TAX STATUS OF THE CONTRACTS

       REQUIRED DISTRIBUTIONS

       In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires any Non-Qualified Contract to contain certain provisions specifying how a participant's interest in the Contract will be distributed in the event of your death. Specifically,
       Section 72(s) requires that (a) if any owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such owner's death; and (b) if any owner dies prior to the annuity starting date, the entire interest in the contract will be distributed within five years after the date of such owner's death. These requirements will be considered satisfied as to any portion of an owner's interest which is payable to or for the benefit of a designated beneficiary and which is distributed over the life of such designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of the owner's death. The designated beneficiary refers to a natural person designated by the owner as a beneficiary and to whom ownership of the contract passes by reason of death. However, if the designated beneficiary is the surviving spouse of the deceased owner, the contract may be continued with the surviving spouse as the new owner.

       Non-Qualified Contracts contain provisions that are intended to comply with these requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

       Other required distribution rules may apply to Qualified Contracts.

TAXATION OF ANNUITIES

       IN GENERAL

       IRC Section 72 governs annuity taxation generally. We believe that an owner who is a natural person usually won't be taxed on increases in the value of a contract until there is a distribution (i.e., the owner withdraws all or part of the accumulation or takes annuity payments). Assigning, pledging, or agreeing to assign or pledge any part of the accumulation usually will be considered a distribution. Withdrawals of accumulated earnings are taxable as ordinary income. Generally under the IRC, withdrawals are first allocated to earnings.

       An owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the accumulation over the "investment in the contract" during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person may wish to discuss them with a competent tax advisor.

       The following discussion applies generally to contracts owned by a natural person.

       PARTIAL WITHDRAWALS AND SURRENDERS

       When a withdrawal from a Non-Qualified Contract occurs, the amount received generally will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value immediately before the distribution over the investment in the contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any net positive Market Value Adjustment which results from a withdrawal.

       YOU SHOULD NOTE THAT THIS IS AN INTEGRATED ANNUITY CONTRACT FOR IRC PURPOSES. THEREFORE, WHEN WE DETERMINE THE EXTENT TO WHICH A WITHDRAWAL FROM ONE SUBACCOUNT IS TAXABLE, WE WILL USE THE CONTRACT VALUE AND "INVESTMENT IN THE CONTRACT" FOR THE ENTIRE CONTRACT AND NOT JUST OF THE SUBACCOUNT FROM WHICH THE WITHDRAWAL IS MADE.

       If you withdraw your entire accumulation under a contract, you will be taxed only on the part that exceeds your investment in the contact.

       ANNUITY PAYMENTS

       Although tax consequences may vary depending on the annuity option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

       TAXATION OF DEATH BENEFIT PROCEEDS

       Amounts may be paid from a contract because an owner, the annuitant or the co-annuitant has died. If the payments are made in a single sum, they're taxed the same way a full withdrawal from the contract is taxed. If they are distributed as annuity payments, they're taxed as annuity payments.

PENALTY TAX ON SOME WITHDRAWALS

You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on some withdrawals. However, there is usually no penalty on distributions:

       (1)  on or after you reach age 59 1/2;

       (2) after you die (or after the annuitant dies, if the owner isn't an individual);

       (3)  on account of becoming disabled; or

       (4) that are part of a series of substantially equal periodic (at least annual) payments for your life (or life expectancy) or the joint lives (or life expectancies) of you and your beneficiary.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

TRANSFERS, ASSIGNMENTS, OR EXCHANGES OF A CONTRACT

Transferring or assigning ownership of the contract, designating an annuitant, payee or other beneficiary who is not also the owner, or exchanging a contract can have other tax consequences that we don't discuss here. If you're thinking about any of those transactions, contact a tax advisor.

WITHHOLDING

Annuity distributions usually are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. However, recipients can usually choose not to have tax withheld from distributions.

MULTIPLE CONTRACTS

All non-qualified deferred annuity contracts that we (or our affiliates) issue to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs. This could affect when income is taxable and how much is subject to tax and the ten percent penalty discussed above.

POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective prior to the date of the change). A tax adviser should be consulted with respect to legislative developments and their effect on the contract.

TAXATION OF QUALIFIED CONTRACTS

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the contract comply with the law.

       INDIVIDUAL RETIREMENT ACCOUNTS (IRAS)

       IRAs, as defined in Section 408 of the IRC, permit individuals to make annual contributions of up to the lesser of $2,000 or 100% of adjusted gross income. The contributions may be deductible in whole or in part, depending on the individual's income. Distributions from certain pension plans may be "rolled over" into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1/2, unless certain exceptions apply.

       SIMPLIFIED EMPLOYEE PENSION (SEP) IRAS

       SEP IRAs may be established by employers under section 408(k) of the IRC to provide IRA contributions on behalf of their employees. In addition to all of the general rules of the IRC governing IRAs, such plans are subject to certain requirements regarding participation and amounts of contributions.

       ROTH IRAS

       A Contract is available for purchase by an individual who has separately established a Roth IRA custodial account with Merrill Lynch, Pierce, Fenner & Smith Incorporated. Roth IRAs, as described in section 408A of the IRC, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. You may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

       OTHER TAX ISSUES

       Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax advisor for more information about these distribution rules.

       Distributions from Qualified Contracts generally are subject to withholding for the owner's federal income tax liability. The withholding rate varies according to the type of distribution and the owner's tax status. The owner will be provided the opportunity to elect not have tax withheld from distributions.

                               LEGAL PROCEEDINGS

We are not aware of any material pending litigation against us or involving our property. We are also not aware of any legal proceedings contemplated by any governmental authorities against us.

                                 LEGAL MATTERS

Barry G. Skolnick, our Senior Vice President and General Counsel, has approved our organization, our authority to issue the Contracts, and the validity of the Contract form. Sutherland Asbill & Brennan LLP of Washington, D.C. provided advice on certain matters relating to federal securities laws.

                                    EXPERTS

Deloitte & Touche LLP, independent auditors, audited our financial statements that are incorporated by reference into this Prospectus. The financial statements are as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, as stated in their auditor's report in the statements. We have incorporated our financial statements in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP's principal business address is Two World Financial Center, New York, New York 10281-1433. Other financial statements incorporated by reference into this Prospectus are unaudited.

                             REGISTRATION STATEMENT

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 that relates to the Contract. This Prospectus does not contain all of the information in the registration statement, as permitted by Securities and Exchange Commission regulations. You can obtain the omitted information from the Securities and Exchange Commission's principal office in Washington, D.C., upon payment of a prescribed fee.

                                   APPENDIX A
                  MARKET VALUE ADJUSTMENT (MVA) ILLUSTRATIONS

A.  DISCUSSION

Relationship Between MVA Interest Rates. The MVA may result in either an increase or decrease in Subaccount Value. It depends on the relationship, when we apply the MVA, of:

        (i) the MVA interest rate declared at issue or renewal for the subaccount from which a withdrawal or payment is being made, and

       (ii) the current MVA interest rate in effect for the period equal to the remaining Guarantee Period of the subaccount from which the withdrawal or payment is being made.

If (i) above is less than (ii), the MVA will result in a decrease in Subaccount Value. If (i) is more than (ii), the MVA will result in an increase in Subaccount Value. NEITHER THE GUARANTEED INTEREST RATE FOR THE SUBACCOUNT FROM WHICH A WITHDRAWAL OR PAYMENT IS BEING MADE, NOR ANY GUARANTEED INTEREST RATE IN EFFECT AT THE TIME OF WITHDRAWAL OR PAYMENT, IS USED TO DETERMINE THE MVA.

Remaining Period of Time in a Guarantee Period. To determine (ii) above, if the remaining period of time in the Guarantee Period is a whole number of years, we use the current MVA interest rate in effect for that time period. If the remaining period of time in the Guarantee Period is not a whole number of years, the current MVA interest rate is derived by straight line interpolation (see below). If the remaining period of time is less than one year, we use the current MVA interest rate in effect for a one-year Guarantee Period.

For example, if the remaining period is 4.75 years, the interpolated MVA interest rate will be equal to the sum of one-fourth of the four-year rate and three-fourths of the five-year rate. If the current four-year MVA interest rate is 4.8% and the current five-year MVA interest rate is 5%, the interpolated rate is 4.95% (4.8% times 0.25 plus 5% times 0.75).

B.  MARKET VALUE ADJUSTMENT FORMULA

As discussed in the prospectus, the MVA is determined by the following formula:

                          1 + B                n/365
  A  X  [     1-    (    -------   )      ]
                          1 + C

       Where:

         "n" is the remaining number of days in the guaranteed period of the Subaccount from which the withdrawal is made or to which the MVA is applied;

         "A" is   (i)  the amount withdrawn, if a partial withdrawal; or
                 (ii)  the Net Subaccount Value, if a full withdrawal, a death benefit payment, or annuitization;

         "B" is  the MVA interest rate in effect at the time we apply the MVA for a subaccount with a Guarantee Period for a length of years
                 represented by "n/365," whether or not those lengths are currently offered under the Contract ("n/365" is determined as described above if "n/365" is not a whole number); and

         "C" is the MVA interest rate in effect for the subaccount on the issue date or the last renewal date.

C.  EXAMPLES

1. MVA Interest Rates Increase. Assume a $10,000 partial withdrawal is made from a subaccount with a five-year Guarantee Period with three years (1,095 days) remaining in its Guarantee Period. Assume an MVA interest rate at issue of 5%. Assume that the MVA interest rate currently in effect (at the time of the withdrawal) for a three-year Guarantee Period is 7%. Based on these assumptions, we would assign the following values to the MVA formula described above:

    n    =    1,095        B    =  .07
    A    =  $10,000        C    =  .05

   Using these assigned values, the MVA would equal -$582.38 (as calculated below). Since the MVA is negative, it is subtracted from the remaining Subaccount Value, together with any applicable withdrawal charge.

                                 1 + .07                1,095/365
  $10,000 X    [     1-    (    ---------   )      ]               = -$582.38
                                 1 + .05

2. MVA Interest Rates Decrease. Using the same facts as the example above, assume instead that the MVA interest rate currently in effect (at the time of the withdrawal) for a three-year Guarantee Period is 3%. Based on this assumption, the following values would apply to the formula:

    n    =    1,095        B    =  .03
    A    =  $10,000        C    =  .05

   Using these values, the MVA would equal +$560.61 (as calculated below). Since the MVA is positive, it is added to the remaining Subaccount Value. However, we apply any applicable withdrawal charge to the Subaccount Value.

                                 1 + .03                1,095/365
  $10,000 X    [     1-    (    ---------   )      ]                = $560.61
                                 1 + .05

D.  IMPACT ON CONTRACT VALUE

The tables below show the impact of the MVA and withdrawal charge on a single premium of $25,000, assuming a full withdrawal at the end of each year shown.

Table 1 assumes:

        (i) the premium is allocated to a subaccount with a five-year Guarantee Period;

        (ii)  with a guaranteed interest rate of 4.90%; and

       (iii)  an MVA interest rate at issue of 5.0%.

Table 2 assumes:

        (i) premium is allocated to a subaccount with a three-year Guarantee Period;

        (ii)  with a guaranteed interest rate of 4.60%; and

       (iii)  an MVA interest rate at issue of 4.9%.

The MVAs are based on interpolated current MVA interest rates ("B" in the MVA formula) of 3%, 5%, and 7% in the five-year Guarantee Period table (see Table 1 below) and 2.9%, 4.9%, and 6.9% in the three-year Guarantee Period table (see Table 2 below). The Net Subaccount Values shown in the tables are the maximum amounts available as withdrawals. Although the withdrawal charge is in each case a fixed percentage of the amount withdrawn, the actual amount of the withdrawal charge that would apply for full withdrawals at the end of each year would vary as a result of the MVA, which is imposed before the withdrawal charge on full withdrawals. Values in the tables are rounded to the nearest dollar. As a result, the figures under the Net Subaccount Value columns may not precisely equal amounts set forth in the Subaccount Value, plus the MVA, less the withdrawal charge columns.

                                    TABLE 1

                        -----------------------------------------------------------------------------------------------------------
                                                         ASSUMED GUARANTEED INTEREST RATE = 4.90%
                                                          ASSUMED ISSUE MVA INTEREST RATE = 5.00%
                               ---------------------------------------------------------------------------------------------
                                      MARKET VALUE ADJUSTMENTS, WITHDRAWAL CHARGES AND NET SUBACCOUNT VALUE BASED ON
                                                        INTERPOLATED CURRENT MVA INTEREST RATES OF:
                               ---------------------------------------------------------------------------------------------
                                       3.0%                                5.0%                                7.0%
-----------------------------------------------------------------------------------------------------------------------------------
                          MARKET                    NET       MARKET                    NET       MARKET                    NET
  END OF       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-
CERTIFICATE   ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT
   YEAR        VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
     1        26,225       1,969       1,596      26,598        -0-        1,484      24,741      (1,806)      1,382      23,037
     2        27,510       1,536       1,644      27,402        -0-        1,557      25,953      (1,433)      1,476      24,601
     3        28,858       1,065       1,694      28,229        -0-        1,633      27,225      (1,010)      1,576      26,271
     4        30,272         554       1,745      29,081        -0-        1,714      28,559        (534)      1,683      28,054
     5        31,755         -0-         -0-      31,755        -0-          -0-      31,755         -0-         -0-      31,755
-----------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 2

                        -----------------------------------------------------------------------------------------------------------
                                                         ASSUMED GUARANTEED INTEREST RATE = 4.60%
                                                          ASSUMED ISSUE MVA INTEREST RATE = 4.90%
                               ---------------------------------------------------------------------------------------------
                                      MARKET VALUE ADJUSTMENTS, WITHDRAWAL CHARGES AND NET SUBACCOUNT VALUE BASED ON
                                                          INTERPOLATED CURRENT INTEREST RATES OF:
                               ---------------------------------------------------------------------------------------------
                                       2.9%                                4.9%                                6.9%
-----------------------------------------------------------------------------------------------------------------------------------
                          MARKET                    NET       MARKET                    NET       MARKET                    NET
  END OF       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-
CERTIFICATE   ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT
   YEAR        VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
     1        26,150        966        1,535      25,581        -0-        1,480      24,670       (916)       1,428      23,805
     2        27,353        501        1,577      26,277        -0-        1,548      25,805       (483)       1,521      25,349
     3        28,611        -0-          -0-      28,611        -0-          -0-      28,611        -0-          -0-      28,611
-----------------------------------------------------------------------------------------------------------------------------------

The formulas used in determining the amounts shown in the above tables are as follows:

                                                         Subaccount Value
(1) Net Subaccount Value =
                                     --------------------------------------------------------------
                                                  1 + Current MVA Interest Rate               n/365
                                       (    -----------------------------------------    )
                            0.06  +         1 + MVA Interest Rate at Issue or Renewal

     Where "n" is the number of days remaining in the guaranteed period of the subaccount, but not less than 365.

(2) Withdrawal Charge = Net Subaccount Value X 0.06

                                                          1 + Current MVA Interest Rate
(3) MVA = Net Subaccount Value X    [    1 -   (    ------------------------------------------   )    n/365   ]
                                                    1 + MVA Interest Rate at Issue or Renewal

     Where "n" is the number of days remaining in the Guarantee Period of the subaccount, but not less than 365.

                                   APPENDIX B
                   EXAMPLES OF WITHDRAWAL CHARGE CALCULATION

These two examples assume you paid a single premium of $25,000. You allocated it to a subaccount with a five-year Guarantee Period with a guaranteed interest rate of 4.90% and an MVA interest rate at issue of 5.0%.

Example 1 assumes a partial withdrawal of $5,000 at the end of the third Contract year. Example 2 assumes a full withdrawal at the end of the third Contract year. Assume the MVA interest rate at the time of the withdrawal for a subaccount with the appropriate duration ("B" in the MVA formula) is 7.0% in both examples.

EXAMPLE 1: PARTIAL WITHDRAWAL

Because of interest earned at the guaranteed rate of 4.90%, at the end of the third Contract year, the Subaccount Value will be equal to $28,858.02. For a $5,000 partial withdrawal, the withdrawal charge equals the withdrawal charge rate multiplied by the partial withdrawal amount:

                              0.06 X $5,000 = $300

We deduct the $300 withdrawal charge from the remaining Subaccount Value. In addition to a withdrawal charge, we deduct an MVA of $192.29. Thus, after the partial withdrawal, the remaining Subaccount Value would be $23,365.73 ($28,858.02 - $5,000 - $300 - $192.29). We would send you $5,000. For more information on the MVA, see Appendix A.

EXAMPLE 2: FULL WITHDRAWAL

As before, because of interest earned at the guaranteed rate of 4.90%, at the end of the third Contract year, the Subaccount Value equals $28,858.02. To determine the withdrawal charge on a full withdrawal of Subaccount Value, we must first calculate the Net Subaccount Value. In this example, the Net Subaccount Value equals:

                        Subaccount Value                                      28,858.02
                                                               =                                         = $26,271.39
-------------------------------------------------------              -----------------------------
                 1 + Current MVA Interest Rate          n/365                                       2
 0.06  +    (    ------------------------------    )                               1 + .07
                 1 + MVA Interest Rate at Issue                    0.06  +    (    --------   )
                           or Renewal                                              1 + .05

The withdrawal charge equals the withdrawal charge rate multiplied by the Net Subaccount Value:

                         0.06 X $26,271.39 = $1,576.28

On a full withdrawal, we deduct the withdrawal charge from the amount withdrawn. In addition to a withdrawal charge, we deduct an MVA of $1,010.35 from the withdrawn amount. Thus, we would pay you the Net Subaccount Value of $26,271.39 on a full withdrawal ($28,858.02 - $1,576.28 - $1,010.35). For more information on the MVA, see Appendix A.

REPORTS TO CONTRACT OWNERS. At least once each year prior to the annuity date, we will send you a report outlining your Contract Value, Subaccount Values, Guarantee Periods, Withdrawal Charges and MVAs, if any, applied during the year. The report will not include financial statements.

DOCUMENTS INCORPORATED BY REFERENCE. Merrill Lynch Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 1998 is incorporated herein by reference. This prospectus also incorporates by reference all documents or reports we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering. Such documents or reports will be a part of this prospectus from the date such documents are filed.

   REQUESTING DOCUMENTS. You may request a free copy of any or all of the information incorporated by reference into the prospectus (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written requests for such documents to our Service Center at:

       P.O. BOX 44222
       JACKSONVILLE, FLORIDA 32231-4222
       TELEPHONE: 1-800-535-5549 (TOLL FREE)

PUBLIC INFORMATION. We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000845091. The Securities and Exchange Commission ("SEC") maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can also review and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

PROSPECTUS
MAY 1, 1999

                                  RATEMAX (SM)

                      MODIFIED GUARANTEED ANNUITY CONTRACT
                                   ISSUED BY

                      MERRILL LYNCH LIFE INSURANCE COMPANY

                    Home Office: Little Rock, Arkansas 72201
        Service Center: P.O. Box 44222, Jacksonville, Florida 32231-4222
             4804 Deer Lake Drive East, Jacksonville, Florida 32246
                             Phone: (800) 535-5549

                                OFFERED THROUGH
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

This prospectus describes a modified guaranteed annuity contract issued by Merrill Lynch Life Insurance Company in Texas only.

        An ANNUITY contract provides for a series of payments that are made in regular intervals beginning on a specified date. A MODIFIED GUARANTEED ANNUITY contract additionally provides that fixed rates of interest will be credited to the contract for specified periods of time (called guarantee periods). If you make a withdrawal prior to the end of those periods, we will adjust the value of your contract to reflect changes in market interest rates.

To purchase a Contract, you must pay a single premium of at least $25,000. You must then allocate your premium among one or more subaccounts, which grow at a specified guaranteed rate of interest, which will not be less than 3%, for the guarantee period. We currently offer guarantee periods of three and five years.

PURCHASING THIS CONTRACT INVOLVES CERTAIN RISKS. WE WILL DEDUCT A WITHDRAWAL CHARGE AND APPLY A MARKET VALUE ADJUSTMENT IF YOU MAKE A WITHDRAWAL OR ANNUITIZE BEFORE THE END OF A GUARANTEE PERIOD. THE MARKET VALUE ADJUSTMENT MAY BE EITHER POSITIVE OR NEGATIVE. ACCORDINGLY, THE VALUE OF YOUR CONTRACT COULD EITHER INCREASE OR DECREASE AND YOU COULD LOSE A SUBSTANTIAL PORTION OF THE PREMIUM YOU INVESTED. YOU SHOULD CAREFULLY CONSIDER YOUR INCOME NEEDS BEFORE PURCHASING A CONTRACT.

WHEN YOU TAKE WITHDRAWALS FROM A SUBACCOUNT, A FEDERAL INCOME TAX IS IMPOSED ON THE ENTIRE GAIN IN YOUR CONTRACT, NOT JUST THE GAIN FOR THAT SUBACCOUNT. WITHDRAWALS BEFORE AGE 59 1/2 MAY ALSO INCUR A 10% FEDERAL PENALTY TAX. CAREFULLY DISCUSS YOUR PERSONAL TAX SITUATION WITH YOUR ADVISORS BEFORE YOU PURCHASE A CONTRACT.

                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
CAPSULE SUMMARY.............................................    3
DESCRIPTION OF THE CONTRACT.................................    5
     THE CONTRACT...........................................    5
     APPLICATION AND PREMIUMS...............................    5
     SUBACCOUNTS AND SUBACCOUNT VALUES......................    5
          Choices at the End of the Subaccount Guarantee
          Period (the Renewal Date).........................    5
          How We Determine the Guaranteed Interest Rates for
          Subaccounts.......................................    6
     WITHDRAWALS............................................    7
     CHARGES................................................    7
          Withdrawal Charge.................................    7
          Market Value Adjustment ("MVA")...................    8
          Premium Taxes.....................................   10
     DEATH BENEFIT PAYMENTS AND BENEFICIARIES...............   10
          Beneficiaries.....................................   10
          Death Before the Annuity Date.....................   10
          Death After the Annuity Date......................   10
     ANNUITY PROVISIONS (ANNUITIZATION).....................   11
     OTHER PROVISIONS.......................................   13
          Assignment........................................   13
          Notices and Elections.............................   13
          Amendment of the Contract.........................   13
          Free Look Right...................................   13
          Guarantee of Contract.............................   14
DISTRIBUTION OF THE CONTRACTS...............................   14
FEDERAL INCOME TAXES........................................   14
LEGAL PROCEEDINGS...........................................   17
LEGAL MATTERS...............................................   18
EXPERTS.....................................................   18
REGISTRATION STATEMENT......................................   18
APPENDIX A..................................................  A-1
APPENDIX B..................................................  B-1

                                CAPSULE SUMMARY

THE CONTRACT

This prospectus describes an individual modified guaranteed annuity contract issued by Merrill Lynch Life Insurance Company ("we" or "us").

APPLICATION

To purchase a Contract, you must provide certain information to a Merrill Lynch Financial Consultant who will forward it to us. Alternatively, you may need to complete and return a written application to our Service Center. We have the right to reject any application.

PREMIUMS

We issue a Contract when we receive your premium payment. Your single premium must be at least $25,000. You cannot make additional premium payments under the Contract.

SUBACCOUNTS

We maintain one or more subaccounts for the value of your Contract. Each subaccount grows at a specified interest rate which will not be less than 3%. We guarantee that we will credit that interest rate for a specified period, called a Guarantee Period, that corresponds to the subaccount. Currently, we offer Guarantee Periods of three and five years. A one-year Guarantee Period is available at renewal only. You must tell us how much of your premium payment you want us to put in each subaccount. You must allocate at least $5,000 to each subaccount you choose. At the end of the Guarantee Period (on the Renewal Date), you may transfer the value of that subaccount to one or more new subaccounts.

CHARGES

       WITHDRAWAL CHARGE

       If you take a withdrawal from a subaccount before the end of its Guarantee Period, we will deduct a withdrawal charge generally equal to six percent of the amount withdrawn. We do not deduct a withdrawal charge on death benefits. We also currently do not deduct a withdrawal charge when we begin to make annuity payments.

       MARKET VALUE ADJUSTMENT ("MVA")

       If you take a withdrawal from a subaccount before the end of its Guarantee Period, we will apply an MVA. We also apply an MVA at the time we begin to make annuity payments if any subaccount has not reached the end of its Guarantee Period. The MVA may be positive or negative and can affect the value of your Contract. Generally, if current market interest rates are higher than market interest rates at issue or renewal, the MVA will be negative. If current market interest rates are lower than market interest rates at issue or renewal, the MVA will be positive.

       For death benefit payments, we only credit a positive MVA; we do not deduct any negative MVA.

       PREMIUM TAXES

       We deduct any applicable state or local premium taxes when you annuitize. Premium tax rates vary from jurisdiction to jurisdiction and currently range from zero to 5%. In those jurisdictions that do not allow an insurance company to reduce its current taxable premium income by the amount of any withdrawal, surrender, or death benefit paid, we will also deduct a charge for these taxes on any withdrawal, surrender, or death benefit payment.

ANNUITY PAYMENTS

The annuity date is the day we begin to make payments under the Contract to the annuitant. The annuity option determines the method and frequency under which we make these payments. If your Contract is issued as part of a qualified retirement plan, the annuity date is the date the annuitant reaches age 70 1/2. If your Contract is nonqualified, it is the annuitant's 85th birthday. Your annuity option at issue is a life annuity with payments guaranteed for 10 years. However, you may change your annuity date and/or annuity option at any time before we begin to make annuity payments. You cannot change the annuity date or the annuity option, or make withdrawals, after we begin to make annuity payments.

PAYMENT ON DEATH ("DEATH BENEFIT")

       BEFORE THE ANNUITY DATE

       If you die before the annuity date, we will pay the beneficiary the value of the Contract plus any positive MVA as of the date of payment.

       AFTER THE ANNUITY DATE

       If an annuitant (other than you) dies after the annuity date, we will make any remaining guaranteed annuity payments to you unless you request that we pay you the present value of those payments in a lump sum. If you die after the annuity date, we will make any remaining guaranteed annuity payments to the beneficiary unless the beneficiary asks us to pay the present value of those payments in a lump sum.

WITHDRAWALS

You may take withdrawals any time before we begin to make annuity payments. Withdrawals are subject to tax and if taken prior to age 59 1/2 may also be subject to a penalty tax. Certain CHARGES and required minimums apply to withdrawals.

FREE LOOK

When you receive your Contract, you should review it carefully to make sure it is what you intended to purchase. You may return the Contract for a premium refund within ten days after you receive it. Some jurisdictions allow a longer period to return the Contract. To receive a premium refund, you must return the Contract to our Service Center or to your Merrill Lynch Financial Consultant.

MERRILL LYNCH LIFE INSURANCE COMPANY

We issue the Contract. Our home office is in Little Rock, Arkansas. Our Service Center's address and phone number are P.O. Box 44222, Jacksonville, Florida 32231-4222, (800) 535-5549.

You should address all communications concerning your Contract to our Service Center.

                          DESCRIPTION OF THE CONTRACT

THE CONTRACT

The Contract is a single premium, individual modified guaranteed annuity contract. The Contract states your rights and benefits as the owner. We may issue the Contract in connection with either qualified or nonqualified plans. Qualified plans include Individual Retirement Annuities or Individual Retirement Accounts ("IRAs") and Simplified Employee Pensions ("SEPs").

Tax qualified arrangements, including qualified plans, should carefully consider the costs and benefits of the Contracts (including annuity income benefits) before purchasing the Contract, since the tax qualified arrangement itself provides for tax-deferred growth.

APPLICATION AND PREMIUM

You can purchase a Contract by providing certain information to a Merrill Lynch Financial Consultant who will then forward the information to us. After we issue the Contract, you will need to confirm in writing the information you provided. In certain situations, such as when the Contract you purchase will replace another contract, we may require that you complete and send a written application to our Service Center. We can reject any application.

We will issue a Contract to you in exchange for a premium payment of at least $25,000. The maximum premium you can pay without our consent is $500,000. You must send the premium to our Service Center. You cannot make additional premium payments under the Contract.

SUBACCOUNTS AND SUBACCOUNT VALUES

Your Contract consists of one or more subaccounts. You must tell us how to distribute your premium payment among these subaccounts. The minimum amount you can put in a subaccount is $5,000.

Each subaccount grows at a specified guaranteed rate of interest, which will not be less than 3% per year. The initial rates that will apply to your subaccounts are those in effect on the day we receive your premium. We guarantee that we will credit the specified interest rate to the subaccount for the designated number of years you select, called the Guarantee Period. Currently, we offer two Guarantee Periods -- three years and five years. A one-year Guarantee Period is also available, but only at renewal. We can change the number of Guarantee Periods that we offer at any time.

The end of the Guarantee Period for a particular subaccount is its "Renewal Date." You cannot change the Guarantee Period or make a transfer to a different subaccount before the Renewal Date.

We credit the guaranteed interest rate for a subaccount daily (except on February 29th). The Subaccount Value initially equals the amount of premium that you allocate to or the amount you reinvest in a subaccount. The Subaccount Value will then vary depending on the interest credited to that subaccount, any Market Value Adjustment applied (see MVA), and any withdrawals and Withdrawal Charges (see WITHDRAWALS). The sum of all the Subaccount Values is your Contract Value. We will compound interest earned on each Contract anniversary.

The following is an example of how you can allocate a $25,000 single premium on May 1, 1999 among two subaccounts, and shows Subaccount Values as of each Renewal Date assuming no withdrawals.


                                       SUBACCOUNT                      SUBACCOUNT VALUE
 AMOUNT ALLOCATED   INTEREST RATE   GUARANTEE PERIOD   RENEWAL DATE   AS OF RENEWAL DATE
 $15,000.....           4.60%        Three Years       May 1, 2002        $17,166.68
 $10,000.....           4.90%        Five Years        May 1, 2004        $12,702.16

       CHOICES AT THE END OF THE SUBACCOUNT GUARANTEE PERIOD (THE RENEWAL DATE)

       We will send you a notice at least 30 days, but not more than 60 days, before a subaccount's Renewal Date. Currently, you may notify us no later than five business days after the Renewal Date that you wish to transfer the Subaccount Value to one or more new subaccounts. You can choose any of the Guarantee Periods offered on the Renewal Date, but cannot choose one that will extend beyond the annuity date. The minimum amount you can transfer to a new subaccount is $5,000 (unless the total Subaccount Value is less than $5,000). The transfer takes effect as of the Renewal Date. The interest rate(s) for the Guarantee Period(s) you choose will be those in effect for renewals on the Renewal Date. The interest rates for renewals may not be the same as the interest rates for subaccounts of new Contracts having the same Guarantee Period.

       If we do not receive timely transfer instructions, we will transfer that Subaccount Value to the one year subaccount. If your Contract's annuity date is less than one year from the Renewal Date, you can only choose a new subaccount with a one-year Guarantee Period. You may change your annuity date so that the Guarantee Period of the new subaccount will end on or before the annuity date.

       HOW WE DETERMINE THE GUARANTEED INTEREST RATES FOR SUBACCOUNTS

       We have no specific formula for setting the guaranteed interest rates. However, no subaccount will ever have a guaranteed interest rate of less than 3% per year.

       Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments which we may acquire with the amounts we receive as premiums. You have no direct or indirect interest in the investments we make with the premiums. We will invest these amounts primarily in investment-grade fixed income securities, including:

       - securities issued by the United States Government or its agencies or instrumentalities, which may or may not be guaranteed by the United States Government;

       - debt securities that have an investment grade, when we buy them, within the four highest grades assigned by Moody's Investor Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service;

       - mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade, when we buy them, within the four highest grades described above;

       - other debt instruments;

       - commercial paper; and

       - cash or cash equivalents.

       We will also consider other factors in determining the guaranteed rates, including regulatory and tax requirements, sales commissions and administrative expenses incurred by us, general economic trends and competitive factors. WE WILL MAKE THE FINAL DETERMINATION OF THE GUARANTEED RATES WE DECLARE. WE CANNOT PREDICT OR GUARANTEE THE FUTURE LEVEL OF THESE INTEREST RATES.

WITHDRAWALS

You can make a withdrawal of all or part of the Net Contract Value or Net Subaccount Value any time before the earlier of the annuity date or your death. The following applies:

       1.  We must receive a written request
           from you at our Service Center.
       2.  You must return your Contract to
           us if you want to make a full
           withdrawal.
       3.  You must specify the subaccounts
           from which you want to make a
           withdrawal. If you do not
           specify, we will deduct the
           withdrawal from the subaccount
           with the shortest period of time
           remaining in its guarantee period
           until that subaccount is empty;
           from the subaccount with the next
           shortest period of time remaining
           in its guarantee period until
           that subaccount is empty; and so
           forth, continuing until the
           amount of the withdrawal has been
           reached.

NET SUBACCOUNT VALUE equals
the Subaccount Value after
adjustment for any MVA and
withdrawal charge that would
be applied on a full
withdrawal, annuitization or the
payment of death benefits on
the death of the participant or
annuitant prior to the annuity
date.

NET CONTRACT VALUE equals the
sum of all Net Subaccount Values.

       4. The minimum partial withdrawal you can make from a subaccount is $500, but any remaining Net Subaccount Value must be at least $5,000. You can withdraw any Subaccount Value that is less than $500 but you cannot leave any remaining amount in that subaccount.

       5. The remaining Contract Value after a partial withdrawal must be at least $15,000.

WITHDRAWALS ARE SUBJECT TO INCOME TAXES. IF YOU MAKE A WITHDRAWAL BEFORE AGE
59 1/2, YOU MAY ALSO HAVE TO PAY A 10% FEDERAL PENALTY TAX. If you take a partial withdrawal, we will pay you the amount you request. We then deduct any Withdrawal Charge directly from and apply any MVA to the subaccount from which you make the withdrawal (see WITHDRAWAL CHARGE and MVA for more details on how charges are applied to withdrawals). If you withdraw an entire Subaccount Value, we adjust the amount we pay you for any applicable Withdrawal Charge and MVA. You may thus receive less than you request.

Under qualified plans, withdrawals may be permitted only under the circumstances specified in the plan, the consent of your spouse may be required, and under Tax-Sheltered Annuities and certain Section 401 plans, withdrawals attributable to contributions made under a salary reduction agreement may be made only after you reach age 59 1/2 and in other limited circumstances.

See Appendix A and Appendix B for examples showing the effect of the withdrawal charge and MVA on the amount of withdrawals.

CHARGES

We impose two types of charges: a Withdrawal Charge and a Market Value Adjustment. We may also deduct any applicable Premium Taxes.

       WITHDRAWAL CHARGE

       We will deduct a Withdrawal Charge if you make a withdrawal from a subaccount before the end of its Guarantee Period. We will not deduct a Withdrawal Charge for withdrawals made at the end of the Guarantee Period (on the Renewal Date). To avoid the Withdrawal Charge, we must receive your written instructions to take a withdrawal from a subaccount(s) no later than five business days after the Renewal Date. If we receive your written instructions within this time period, we will process the withdrawal effective as of the Renewal Date and we will not deduct a Withdrawal Charge.

       The Withdrawal Charge equals six percent of the amount withdrawn (in the case of partial withdrawals) or Net Subaccount Value (in the case of full withdrawals). For partial withdrawals, we deduct the Withdrawal Charge from the amount remaining in the subaccount. For full withdrawals, we deduct the Withdrawal Charge from the amount sent to you. SEE APPENDIX B FOR EXAMPLES SHOWING THE EFFECT OF THE WITHDRAWAL CHARGE ON THE AMOUNT OF WITHDRAWALS.

       Currently, we impose no Withdrawal Charge at annuitization. However, we reserve the right to do so in the future if a Renewal Date falls after the annuity date. There is no Withdrawal Charge on death benefits.

                       For full withdrawals, we deduct the
                       Withdrawal Charge from the proceeds
                       of the withdrawal.

                       Withdrawal Charge = Net Subaccount Value X 0.06

                       For partial withdrawals, we deduct
                       a Withdrawal Charge directly from
                       the subaccount.

                       Withdrawal Charge = Amount Withdrawn X 0.06

       MARKET VALUE ADJUSTMENT ("MVA")

       We impose an MVA in three circumstances:

       1.  WITHDRAWALS FROM A SUBACCOUNT BEFORE THE END OF ITS GUARANTEE PERIOD:
           We will not apply an MVA to withdrawals made at the end of a Guarantee Period if we receive your withdrawal instructions by the fifth business day after the Renewal Date. All such withdrawals take effect as of the Renewal Date.

       2. ANNUITIZATION: If the annuity date (the date we begin making annuity payments) precedes the end of a Guarantee Period, we apply an MVA on the annuity date. We apply the MVA before the amount of any annuity payments is calculated.

       3. DEATH BENEFIT PAYMENTS: We apply any net positive MVA to payments made at the time of your death prior to the annuity date. If the net MVA is negative, however, we will not deduct it.

NET MVA refers to the sum of the MVAs on all subaccounts, some of which may be positive and some of which may be negative. If the sum is positive, it is referred to as a NET POSITIVE MVA.

       The MVA will depend on the relationship, at the time it is applied, between:

        (i) the MVA interest rate established at issue or renewal for the subaccount from which a withdrawal or payment is being made; and

       (ii) the MVA interest rate in effect for a time period equal to the remainder of the Guarantee Period of the subaccount from which the withdrawal or payment is being made.

       AS A GENERAL RULE, IF INTEREST RATES GO UP, THE MVA WILL DECREASE YOUR CONTRACT VALUE; IF INTEREST RATES GO DOWN, THE MVA WILL INCREASE YOUR CONTRACT VALUE.

       We determine the MVA based on the following formula:

                          1 + B                n/365
  A X   [     1-    (    -------   )      ]
                          1 + C

         Where "A" is   (i)  the amount withdrawn in the case of partial withdrawals; or
                       (ii)  the Net Subaccount Value in the case of full withdrawals, annuitizations or payments at death;


                    NET SUBACCOUNT VALUE =

                                                     Subaccount Value
                    ------------------------------------------------------------

                                                     1 + Current MVA Interest Rate               n/365
                               0.06  +    (    -----------------------------------------    )
                                               1 + MVA Interest Rate at Issue or Renewal

                    Where "n" is the number of days remaining in the Guarantee
                    Period of the
                    subaccount, but not less than 365.


               "B" is  the current MVA interest rate for a subaccount with a Guarantee
                       Period in years equal to "n"/365;

               "C" is  the MVA interest rate for the subaccount from which the withdrawal is made; and

               "n" is the number of days remaining in the Guarantee Period of the subaccount(s) we are adjusting.

                       If the remaining period of time in the Guarantee Period is not a whole number of years, we base the MVA interest rate for "B" on the MVA interest rates currently in effect for the Guarantee
                       Periods nearest the remaining period of time. We make this determination by straight-line interpolation, except where the remaining period of time is less than one year, in which case we use the current MVA interest rate for a one-year Guarantee Period.

       MVA Interest Rates. We use MVA interest rates, not your guaranteed interest rates, to determine the MVA. When the Contract is issued and at each subaccount renewal, we will send you a notice specifying the MVA interest rate for each subaccount. As is the case for guaranteed interest rates, we have sole discretion to declare MVA interest rates. We cannot predict or guarantee the level of future MVA interest rates. They may differ from guaranteed interest rates declared at the same time for Guarantee Periods of the same length. We determine MVA interest rates based on rates on Treasury bonds with lengths matched to our asset-liability matching program with respect to our obligations under the Contracts. In general, our use of MVA interest rates to calculate any MVA is intended to prevent certain factors not related to market interest rates per se (such as changes in mortality assumptions, or the use of increased current rates for competitive or other non-market related factors) from affecting the size or direction of any MVA.

       You bear the investment risk that the MVA interest rates in effect at the time you make a withdrawal from a subaccount or the time we start making annuity payments may be higher than the MVA interest rate of the subaccount to which the MVA is applied. As a result, your Contract Value may go down substantially.

       NEITHER THE GUARANTEED INTEREST RATE FOR THE SUBACCOUNT FROM WHICH YOU WITHDRAW OR WE MAKE A PAYMENT, NOR ANY GUARANTEED INTEREST RATE IN EFFECT AT THE TIME YOU WITHDRAW OR WE MAKE A PAYMENT, IS USED TO DETERMINE THE MVA.

       Appendix A contains more information about how the MVA works, including examples showing the application of the MVA in the context of full withdrawals from a hypothetical subaccount.

       PREMIUM TAXES

       We deduct any applicable premium taxes when you annuitize. State and local jurisdictions impose premium taxes that currently range from zero to 5% depending on the tax treatment of the Contract. If a jurisdiction does not allow us to reduce our current taxable premium income by the amount of withdrawals, surrenders, or death benefit payments, we also deduct a charge for premium taxes when we make those payments.

DEATH BENEFIT PAYMENTS AND BENEFICIARIES

We will pay a death benefit to the beneficiary after we receive satisfactory proof of your death. Satisfactory proof may include a certified copy of a death certificate, beneficiary claim statement, and any other documents we may require.

       BENEFICIARIES

       When you apply for the Contract, you select one or more beneficiaries to receive the death benefit upon your death. The beneficiary has no ownership rights under the Contract. You can designate a beneficiary as revocable or irrevocable. If you name a revocable beneficiary, you can change that beneficiary at any time before your death. If you designate an irrevocable beneficiary, that beneficiary must approve any later change of beneficiary in writing.

       If the beneficiary dies before you and no new or contingent beneficiary is named, we pay the death benefit to your estate. The estate or heirs of a beneficiary who dies before you have no rights under the Contract.

       Certain restrictions may apply in the case of qualified contracts.

       DEATH BEFORE THE ANNUITY DATE

       If you die before the annuity date, we will pay the death benefit to the beneficiary. The death benefit equals the sum of each Subaccount Value plus any net positive MVA as of the date of payment. No Withdrawal Charge applies to the death benefit. If the beneficiary does not select an annuity option within 60 days following receipt of proof of death, we reserve the right to automatically pay the death benefit in a lump sum. (The annuity option may, however, be restricted by federal tax law.)

       Your beneficiary may select an annuity option under which payments begin within one year of your death, but do not extend beyond the beneficiary's life expectancy. For IRAs and SEPs, any annuity option chosen by a beneficiary must meet the requirements of the IRC. We will pay this death benefit within five years of your death.

       If an annuitant (other than you) dies before the annuity date, you may name a new annuitant. If you do not name a new annuitant, you are deemed to be the new annuitant. If any owner of a Non-Qualified Contract is not an individual, we treat the death of the annuitant as the death of the owner and we pay the death benefit to the beneficiary.

       If there is more than one owner under the same Contract, we pay the death benefit to the beneficiary when the first owner dies. If a surviving spouse is also the beneficiary, he or she can choose to become the new owner and continue the Contract with the same rights and benefits as the deceased owner had before death. The surviving spouse will then be the owner and the beneficiary, until a new beneficiary is named. No death benefit is paid until the new owner (your surviving spouse) dies.

       DEATH AFTER THE ANNUITY DATE

       If the annuitant (other than you) dies after the annuity date, we make any remaining guaranteed annuity payments to you unless you request that we pay you the present value of those payments in a lump sum. If you or any other owner under the same Contract dies after the annuity date, we make any remaining guaranteed annuity payments to the beneficiary unless the beneficiary asks us to pay the present value of those payments in a lump sum. We calculate present values at the interest rate that was used to calculate the amount of the initial annuity payment.

ANNUITY PROVISIONS (ANNUITIZATION)

We start making annuity payments to you on the annuity date designated in your Contract. In calculating annuity payments, we apply an MVA to any subaccount that has a Renewal Date after the annuity date. We also deduct any applicable premium taxes (see Premium Taxes). Currently, we do not impose a Withdrawal Charge upon annuitization. We have the right to do so in the future, however, if the annuity date precedes the end of a Guarantee Period.

In this section, Net Contract Value means the Contract Value plus or minus the MVA and minus premium taxes.

   Net Contract Value = Contract Value (plus or minus) MVA - premium taxes

We calculate annuity payments by applying the Net Contract Value to the annuity option you choose using our annuity rates in effect at that time. These rates will not be lower than the minimum guaranteed annuity rates shown in the applicable annuity table in your Contract.

The annuity tables in your Contract show the minimum guaranteed amount of each monthly annuity payment for each $1,000 applied according to the age and sex of the annuitant on the annuity date. We based these tables on the 1983 Table "a" projected forward to 1995 for Individual Annuity Valuation with current mortality adjustments and interest at three percent. When required by state law, we will use annuity tables that do not differentiate by sex.

The Contract contains a formula for adjusting the age of the annuitant based on the annuity date to determine minimum monthly annuity payments. If the annuity date is prior to the year 2000, there is no age adjustment.

An age adjustment results in a reduction in the minimum monthly annuity payments that we would otherwise make. Therefore, if the rates we use are the minimum rates shown in the annuity tables in the Contract, you may want to select an annuity date that immediately precedes the date on which an age adjustment would occur. For example, the annuity payment rates in the tables for an annuitant with an annuity date in the year 2010 are the same as those for an annuity date twelve months earlier. This is so even though the annuitant is one year older, because the new decade results in the annuitant's age being reduced by an additional year. Current annuity rates, unlike the guaranteed rates, do not involve any age adjustment.

We will send annuity payments to the annuitant monthly unless you choose to have payments made less frequently or you choose the Qualified Plan Option. Each annuity payment must be at least $50. We may change the frequency of the annuity payments so that each is at least $50. If the Net Contract Value is less than $5,000 on the annuity date, we may pay that amount to the annuitant in a lump sum.

       ANNUITY DATE

       We start making payments to the annuitant on the annuity date. The annuity date can be any day of a calendar month. It cannot be later than the annuitant's 85th birthday. If your Contract is issued as part of a qualified retirement plan, the annuity date may not be later than April 1 of the calendar year after the calendar year in which the annuitant reaches age 70 1/2. At issue, if your Contract is Non-Qualified, the annuity date is the annuitant's 85th birthday. If your Contract is Qualified, the annuity date is the date the annuitant attains age 70 1/2. HOWEVER, YOU CAN CHANGE THE ANNUITY DATE BY NOTIFYING OUR SERVICE CENTER AT ANY TIME BEFORE WE START MAKING THE ANNUITY PAYMENTS.

       ANNUITANT

       You select the annuitant. You may later change the annuitant from the person you originally selected (unless the owner is not an individual). Annuity payments are based on the annuitant's age and sex. We may require proof of the age, sex or survival of the annuitant.

       If you give us incorrect age and sex information about the annuitant, we will adjust the amount of the annuity payments to reflect the correct age and sex. If previous payments were overpaid, we will deduct the overpaid amount from the next payments until we fully recover it. If previous payments were underpaid, we will add the owed amount to the next payment. On overpayments or underpayments we will either charge or pay you interest at the rate of four percent.

       ANNUITY OPTIONS

       At issue, your annuity option is a Life Annuity with Payments Guaranteed for 10 Years. However, you may change your annuity option to any one of the following annuity options. With our prior consent, you may choose another method of payment not listed here.

       1. Payments of a Fixed Amount: You choose the amount of each annuity payment. We will make equal payments of the amount chosen until the Net Contract Value and the interest accrued on it are gone. The period for these payments cannot be less than five years.

       2. Payments for a Fixed Period: You choose a time period (at least five years) during which the annuitant will receive annuity payments.

       3. *Life Annuity: We will make payments for as long as the annuitant lives. Payments will stop at the last payment due before the death of the annuitant. We apply the Net Contract Value to determine the amount of the annuity payments based on the annuitant's age, sex and life expectancy.

       4. Life Annuity with Payments Guaranteed for 10 or 20 Years: We will make payments for the guaranteed period chosen (10 or 20 years) and as long thereafter as the annuitant lives.

       5. Life Annuity with Guaranteed Return of Net Contract Value: We will make annuity payments until the total of the annuity payments equals the Net Contract Value applied to this option, and as long thereafter as the annuitant lives.

       6. *Joint and Survivor Life Annuity: We make payments for as long as either the annuitant or designated second person lives. We apply the Net Contract Value based on the annuitant's and other person's ages, sex and life expectancies to determine the amount of the annuity payments.

       7. Qualified Plan Option: This option is only available under qualified contracts. Payments may be based on:

          (a)  the life expectancy of the annuitant,

          (b) the joint life expectancy of the annuitant and his or her spouse, or

          (c) the life expectancy of the surviving spouse if the annuitant dies before the annuity date.

          Payments will be made annually. Each payment equals the Net Contract Value on the first day of the calendar year divided by applicable current life expectancy based on Internal Revenue Service regulations. We make each subsequent payment on the anniversary of the annuity date. We credit interest at our then current rate for this option. The rate will not be less than three percent. On the death of the measuring life or lives, we will pay any unpaid Net Contract Value to the beneficiary in a lump sum.

          *CAUTION: THESE OPTIONS ARE "PURE" LIFE ANNUITIES. THEREFORE, IT IS POSSIBLE FOR THE PAYEE TO RECEIVE ONLY ONE ANNUITY PAYMENT IF THE PERSON (OR PERSONS) ON WHOSE LIFE (LIVES) PAYMENT IS BASED DIES AFTER ONLY ONE PAYMENT OR TO RECEIVE ONLY TWO ANNUITY PAYMENTS IF THAT PERSON (THOSE PERSONS) DIES AFTER ONLY TWO PAYMENTS, ETC. CAREFULLY CONSIDER YOUR NEEDS BEFORE YOU CHOOSE THIS OPTION.

       CHANGE OF ANNUITY DATE, ANNUITANT OR ANNUITY OPTION

       To change the annuity date, the annuitant, and/or the annuity option, we must receive your written instructions at our Service Center before the existing annuity date. You can also make annuity date and annuity option changes by telephone if you have submitted a proper telephone authorization form. Please contact our Service Center for more information.

       Changes of the annuity date are subject to federal tax restrictions.

       OTHER PROVISIONS

       ASSIGNMENT

       You may assign your rights under a Contract to a creditor as security for a debt. Any irrevocable beneficiary must consent to such an assignment. This does not change the ownership of your Contract. The rights of the creditor take precedence over the rights of a beneficiary. No amounts payable under the Contract to a payee other than you may be assigned by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.

       An assignment may have federal income tax consequences. If the Contract is issued pursuant to a qualified plan, you cannot assign, pledge, or transfer your rights under the Contract, unless permitted by law.

       NOTICES AND ELECTIONS

       You must send any change requests, notices, and/or choices for your Contract to our Service Center. These requests must be in writing and signed (unless you have submitted a telephone authorization form as discussed below). We give effect to any request regarding notices, changes, or choices relating to beneficiaries, ownership and the annuitant as of the date you sign the request, unless we already acted in reliance on your prior status before receiving the notice. Changes relating to the annuity date will take effect as of the date received, unless we have already acted in reliance on the prior status.

       If you have submitted a telephone authorization form, you may make the following choices via telephone:

       1.  Subaccount selections at the end of a Guarantee Period;

       2.  Subaccounts from which you wish to make partial withdrawals;

       3.  Annuity Date Changes; and

       4.  Annuity Option Changes.

       We will use reasonable procedures to confirm that a telephone request is proper. These procedures may include tape recording of telephone calls and obtaining appropriate identification before acting on any telephone request. We are not liable if we act on a request that we reasonably believe is proper.

       AMENDMENT OF THE CONTRACT

       We may amend any Contract at any time if necessary to comply with applicable law, regulation or ruling issued by a government agency or court.

       FREE LOOK RIGHT

       You should carefully review your Contract when you receive it to make sure it is what you intended to buy. You may return the Contract for a refund of your premium within ten days after you receive it. Some jurisdictions allow a longer time to return the Contract. You must return the Contract to either our Service Center or your Merrill Lynch Financial Consultant within the "free look" period to receive a refund. We will then deem your Contract void from the beginning. If you cancel your Contract, you cannot submit another application for at least 90 days.

       GUARANTEE OF CONTRACT

       Neither the federal government nor its instrumentalities guarantee the Contract. We back the guarantees in the Contract.

                         DISTRIBUTION OF THE CONTRACTS

Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the principal underwriter of the Contract. MLPF&S was organized in 1958 under the laws of the state of Delaware. It is registered as a broker-dealer under the Securities Exchange Act of 1934. It is a member of the National Association of Securities Dealers, Inc. ("NASD"). The principal business address for MLPF&S is World Financial Center, 250 Vesey Street, New York, New York 10281.

Registered representatives (Financial Consultants) of MLPF&S sell these contracts. These Financial Consultants are also licensed through various Merrill Lynch Life Agencies (MLLA) as our insurance agents. We have entered into a distribution agreement with MLPF&S and companion sales agreements with MLLA. These agreements allow Financial Consultants to sell Contracts and receive compensation. The maximum commission MLLA pays to the Financial Consultant is 1.3% of each premium. The maximum compensation MLLA pays to the Financial Consultant for each renewal is 0.26% of the Subaccount Value that is reinvested, payable annually.

The maximum commission we will pay to the applicable insurance agency to pay commissions to Financial Consultants is 2.5% of each premium. The maximum compensation we will pay to the applicable insurance agency to pay compensation to Financial Consultants for renewals is 0.4% of the Subaccount Value that is reinvested, payable annually. We may pay compensation in the form of non-cash compensation, consistent with applicable regulatory requirements.

MLPF&S may arrange for sales of the Contract by other broker-dealers who are registered under the Securities Exchange Act of 1934 and are members of the NASD.

                              FEDERAL INCOME TAXES

The following summary discussion is based on our understanding of current federal income tax law as the Internal Revenue Service (IRS) now interprets it. We can't guarantee that the law or the IRS's interpretation won't change. It does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. Counsel or other tax advisors should be consulted for further information.

We haven't considered any applicable federal gift, estate or any state or other tax laws. Of course, your own tax status or that of your beneficiary can affect the tax consequences of ownership or receipt of distributions.

When you invest in an annuity contract, you usually do not pay taxes on your earnings until you withdraw the money--generally for retirement purposes. If you invest in an annuity as part of a IRA, SEP or Roth IRA program, your contract is called a QUALIFIED Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a NON-QUALIFIED Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. The ultimate effect of federal income taxes on the amounts held under an annuity contract, on annuity payments, and on the economic benefit to the owner, the annuitant or the beneficiary depends on the type of retirement plan, on the tax status of the individual concerned and on our tax status.

TAX STATUS OF THE CONTRACTS

       REQUIRED DISTRIBUTIONS

       In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires any Non-Qualified Contract to contain certain provisions specifying how a participant's interest in the Contract will be distributed in the event of your death. Specifically,
       Section 72(s) requires that (a) if any owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such owner's death; and (b) if any owner dies prior to the annuity starting date, the entire interest in the contract will be distributed within five years after the date of such owner's death. These requirements will be considered satisfied as to any portion of an owner's interest which is payable to or for the benefit of a designated beneficiary and which is distributed over the life of such designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of the owner's death. The designated beneficiary refers to a natural person designated by the owner as a beneficiary and to whom ownership of the contract passes by reason of death. However, if the designated beneficiary is the surviving spouse of the deceased owner, the contract may be continued with the surviving spouse as the new owner.

       Non-Qualified Contracts contain provisions that are intended to comply with these requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

       Other required distribution rules may apply to Qualified Contracts.

TAXATION OF ANNUITIES

       IN GENERAL

       IRC Section 72 governs annuity taxation generally. We believe that an owner who is a natural person usually won't be taxed on increases in the value of a contract until there is a distribution (i.e., the owner withdraws all or part of the accumulation or takes annuity payments). Assigning, pledging, or agreeing to assign or pledge any part of the accumulation usually will be considered a distribution. Withdrawals of accumulated earnings are taxable as ordinary income. Generally under the IRC, withdrawals are first allocated to earnings.

       An owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the accumulation over the "investment in the contract" during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person may wish to discuss them with a competent tax advisor.

       The following discussion applies generally to contracts owned by a natural person.

       PARTIAL WITHDRAWALS AND SURRENDERS

       When a withdrawal from a Non-Qualified Contract occurs, the amount received generally will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value immediately before the distribution over the investment in the contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any net positive Market Value Adjustment which results from a withdrawal.

       YOU SHOULD NOTE THAT THIS IS AN INTEGRATED ANNUITY CONTRACT FOR IRC PURPOSES. THEREFORE, WHEN WE DETERMINE THE EXTENT TO WHICH A WITHDRAWAL FROM ONE SUBACCOUNT IS TAXABLE, WE WILL USE THE CONTRACT VALUE AND "INVESTMENT IN THE CONTRACT" FOR THE ENTIRE CONTRACT AND NOT JUST OF THE SUBACCOUNT FROM WHICH THE WITHDRAWAL IS MADE.

       If you withdraw your entire accumulation under a contract, you will be taxed only on the part that exceeds your investment in the contact.

       ANNUITY PAYMENTS

       Although tax consequences may vary depending on the annuity option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

       TAXATION OF DEATH BENEFIT PROCEEDS

       Amounts may be paid from a contract because an owner, the annuitant or the co-annuitant has died. If the payments are made in a single sum, they're taxed the same way a full withdrawal from the contract is taxed. If they are distributed as annuity payments, they're taxed as annuity payments.

PENALTY TAX ON SOME WITHDRAWALS

You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on some withdrawals. However, there is usually no penalty on distributions:

       (1)  on or after you reach age 59 1/2;

       (2) after you die (or after the annuitant dies, if the owner isn't an individual);

       (3)  on account of becoming disabled; or

       (4) that are part of a series of substantially equal periodic (at least annual) payments for your life (or life expectancy) or the joint lives (or life expectancies) of you and your beneficiary.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

TRANSFERS, ASSIGNMENTS, OR EXCHANGES OF A CONTRACT

Transferring or assigning ownership of the contract, designating an annuitant, payee or other beneficiary who is not also the owner, or exchanging a contract can have other tax consequences that we don't discuss here. If you're thinking about any of those transactions, contact a tax advisor.

WITHHOLDING

Annuity distributions usually are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. However, recipients can usually choose not to have tax withheld from distributions.

MULTIPLE CONTRACTS

All non-qualified deferred annuity contracts that we (or our affiliates) issue to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs. This could affect when income is taxable and how much is subject to tax and the ten percent penalty discussed above.

POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective prior to the date of the change). A tax adviser should be consulted with respect to legislative developments and their effect on the contract.

TAXATION OF QUALIFIED CONTRACTS

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the contract comply with the law.

       INDIVIDUAL RETIREMENT ACCOUNTS (IRAS)

       IRAs, as defined in Section 408 of the IRC, permit individuals to make annual contributions of up to the lesser of $2,000 or 100% of adjusted gross income. The contributions may be deductible in whole or in part, depending on the individual's income. Distributions from certain pension plans may be "rolled over" into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1/2, unless certain exceptions apply.

       SIMPLIFIED EMPLOYEE PENSION (SEP) IRAS

       SEP IRAs may be established by employers under section 408(k) of the IRC to provide IRA contributions on behalf of their employees. In addition to all of the general rules of the IRC governing IRAs, such plans are subject to certain requirements regarding participation and amounts of contributions.

       ROTH IRAS

       A Contract is available for purchase by an individual who has separately established a Roth IRA custodial account with Merrill Lynch, Pierce, Fenner & Smith Incorporated. Roth IRAs, as described in section 408A of the IRC, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. You may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

       OTHER TAX ISSUES

       Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax advisor for more information about these distribution rules.

       Distributions from Qualified Contracts generally are subject to withholding for the owner's federal income tax liability. The withholding rate varies according to the type of distribution and the owner's tax status. The owner will be provided the opportunity to elect not have tax withheld from distributions.

                               LEGAL PROCEEDINGS

We are not aware of any material pending litigation against us or involving our property. We are also not aware of any legal proceedings contemplated by any governmental authorities against us.

                                 LEGAL MATTERS

Barry G. Skolnick, our Senior Vice President and General Counsel, has approved our organization, our authority to issue the Contracts, and the validity of the Contract form. Sutherland Asbill & Brennan LLP of Washington, D.C. provided advice on certain matters relating to federal securities laws.

                                    EXPERTS

Deloitte & Touche LLP, independent auditors, audited our financial statements that are incorporated by reference into this Prospectus. The financial statements are as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, as stated in their auditor's report in the statements. We have incorporated our financial statements in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP's principal business address is Two World Financial Center, New York, New York 10281-1433. Other financial statements incorporated by reference into this Prospectus are unaudited.

                             REGISTRATION STATEMENT

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 that relates to the Contract. This Prospectus does not contain all of the information in the registration statement, as permitted by Securities and Exchange Commission regulations. You can obtain the omitted information from the Securities and Exchange Commission's principal office in Washington, D.C., upon payment of a prescribed fee.

                                   APPENDIX A
                  MARKET VALUE ADJUSTMENT (MVA) ILLUSTRATIONS

A.  DISCUSSION

Relationship Between MVA Interest Rates. The MVA may result in either an increase or decrease in Subaccount Value. It depends on the relationship, when we apply the MVA, of:

        (i) the MVA interest rate declared at issue or renewal for the subaccount from which a withdrawal or payment is being made, and

       (ii) the current MVA interest rate in effect for the period equal to the remaining Guarantee Period of the subaccount from which the withdrawal or payment is being made.

If (i) above is less than (ii), the MVA will result in a decrease in Subaccount Value. If (i) is more than (ii), the MVA will result in an increase in Subaccount Value. NEITHER THE GUARANTEED INTEREST RATE FOR THE SUBACCOUNT FROM WHICH A WITHDRAWAL OR PAYMENT IS BEING MADE, NOR ANY GUARANTEED INTEREST RATE IN EFFECT AT THE TIME OF WITHDRAWAL OR PAYMENT, IS USED TO DETERMINE THE MVA.

Remaining Period of Time in a Guarantee Period. To determine (ii) above, if the remaining period of time in the Guarantee Period is a whole number of years, we use the current MVA interest rate in effect for that time period. If the remaining period of time in the Guarantee Period is not a whole number of years, the current MVA interest rate is derived by straight line interpolation (see below). If the remaining period of time is less than one year, we use the current MVA interest rate in effect for a one-year Guarantee Period.

For example, if the remaining period is 4.75 years, the interpolated MVA interest rate will be equal to the sum of one-fourth of the four-year rate and three-fourths of the five-year rate. If the current four-year MVA interest rate is 4.8% and the current five-year MVA interest rate is 5%, the interpolated rate is 4.95% (4.8% times 0.25 plus 5% times 0.75).

B.  MARKET VALUE ADJUSTMENT FORMULA

As discussed in the prospectus, the MVA is determined by the following formula:

                          1 + B                n/365
  A X   [     1-    (    -------   )      ]
                          1 + C

       Where:

         "n" is the remaining number of days in the guaranteed period of the Subaccount from which the withdrawal is made or to which the MVA is applied;

         "A" is   (i)  the amount withdrawn, if a partial withdrawal; or
                 (ii)  the Net Subaccount Value, if a full withdrawal, a death benefit payment, or annuitization;

         "B" is  the MVA interest rate in effect at the time we apply the MVA for a subaccount with a Guarantee Period for a length of years
                 represented by "n/365," whether or not those lengths are currently offered under the Contract ("n/365" is determined as described above if "n/365" is not a whole number); and

         "C" is the MVA interest rate in effect for the subaccount on the issue date or the last renewal date.

C.  EXAMPLES

1. MVA Interest Rates Increase. Assume a $10,000 partial withdrawal is made from a subaccount with a five-year Guarantee Period with three years (1,095 days) remaining in its Guarantee Period. Assume an MVA interest rate at issue of 5%. Assume that the MVA interest rate currently in effect (at the time of the withdrawal) for a three-year Guarantee Period is 7%. Based on these assumptions, we would assign the following values to the MVA formula described above:

    n    =    1,095        B    =  .07
    A    =  $10,000        C    =  .05

   Using these assigned values, the MVA would equal -$582.38 (as calculated below). Since the MVA is negative, it is subtracted from the remaining Subaccount Value, together with any applicable withdrawal charge.

                                 1 + .07                1,095/365
  $10,000 X    [     1-    (    ---------   )      ]               = -$582.38
                                 1 + .05

2. MVA Interest Rates Decrease. Using the same facts as the example above, assume instead that the MVA interest rate currently in effect (at the time of the withdrawal) for a three-year Guarantee Period is 3%. Based on this assumption, the following values would apply to the formula:

    n    =    1,095        B    =  .03
    A    =  $10,000        C    =  .05

   Using these values, the MVA would equal +$560.61 (as calculated below). Since the MVA is positive, it is added to the remaining Subaccount Value. However, we apply any applicable withdrawal charge to the Subaccount Value.

                                 1 + .03                1,095/365
  $10,000 X    [     1-    (    ---------   )      ]                = $560.61
                                 1 + .05

D.  IMPACT ON CONTRACT VALUE

The tables below show the impact of the MVA and withdrawal charge on a single premium of $25,000, assuming a full withdrawal at the end of each year shown.

Table 1 assumes:

        (i) the premium is allocated to a subaccount with a five-year Guarantee Period;

        (ii)  with a guaranteed interest rate of 4.90%; and

       (iii)  an MVA interest rate at issue of 5.0%.

Table 2 assumes:

        (i) premium is allocated to a subaccount with a three-year Guarantee Period;

        (ii)  with a guaranteed interest rate of 4.60%; and

       (iii)  an MVA interest rate at issue of 4.9%.

The MVAs are based on interpolated current MVA interest rates ("B" in the MVA formula) of 3%, 5%, and 7% in the five-year Guarantee Period table (see Table 1 below) and 2.9%, 4.9%, and 6.9% in the three-year Guarantee Period table (see Table 2 below). The Net Subaccount Values shown in the tables are the maximum amounts available as withdrawals. Although the withdrawal charge is in each case a fixed percentage of the amount withdrawn, the actual amount of the withdrawal charge that would apply for full withdrawals at the end of each year would vary as a result of the MVA, which is imposed before the withdrawal charge on full withdrawals. Values in the tables are rounded to the nearest dollar. As a result, the figures under the Net Subaccount Value columns may not precisely equal amounts set forth in the Subaccount Value, plus the MVA, less the withdrawal charge columns.

                                    TABLE 1

                        -----------------------------------------------------------------------------------------------------------
                                                         ASSUMED GUARANTEED INTEREST RATE = 4.90%
                                                          ASSUMED ISSUE MVA INTEREST RATE = 5.00%
                               ---------------------------------------------------------------------------------------------
                                      MARKET VALUE ADJUSTMENTS, WITHDRAWAL CHARGES AND NET SUBACCOUNT VALUE BASED ON
                                                        INTERPOLATED CURRENT MVA INTEREST RATES OF:
                               ---------------------------------------------------------------------------------------------
                                       3.0%                                5.0%                                7.0%
-----------------------------------------------------------------------------------------------------------------------------------
                          MARKET                    NET       MARKET                    NET       MARKET                    NET
  END OF       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-
CERTIFICATE   ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT
   YEAR        VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
     1        26,225       1,969       1,596      26,598        -0-        1,484      24,741      (1,806)      1,382      23,037
     2        27,510       1,536       1,644      27,402        -0-        1,557      25,953      (1,433)      1,476      24,601
     3        28,858       1,065       1,694      28,229        -0-        1,633      27,225      (1,010)      1,576      26,271
     4        30,272         554       1,745      29,081        -0-        1,714      28,559        (534)      1,683      28,054
     5        31,755         -0-         -0-      31,755        -0-          -0-      31,755         -0-         -0-      31,755
-----------------------------------------------------------------------------------------------------------------------------------

                                    TABLE 2

                        -----------------------------------------------------------------------------------------------------------
                                                         ASSUMED GUARANTEED INTEREST RATE = 4.60%
                                                          ASSUMED ISSUE MVA INTEREST RATE = 4.90%
                               ---------------------------------------------------------------------------------------------
                                      MARKET VALUE ADJUSTMENTS, WITHDRAWAL CHARGES AND NET SUBACCOUNT VALUE BASED ON
                                                          INTERPOLATED CURRENT INTEREST RATES OF:
                               ---------------------------------------------------------------------------------------------
                                       2.9%                                4.9%                                6.9%
-----------------------------------------------------------------------------------------------------------------------------------
                          MARKET                    NET       MARKET                    NET       MARKET                    NET
  END OF       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-        VALUE       WITH-       SUB-
CERTIFICATE   ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT     ADJUST-     DRAWAL      ACCOUNT
   YEAR        VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE       MENT       CHARGE       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
     1        26,150        966        1,535      25,581        -0-        1,480      24,670       (916)       1,428      23,805
     2        27,353        501        1,577      26,277        -0-        1,548      25,805       (483)       1,521      25,349
     3        28,611        -0-          -0-      28,611        -0-          -0-      28,611        -0-          -0-      28,611
-----------------------------------------------------------------------------------------------------------------------------------

The formulas used in determining the amounts shown in the above tables are as follows:

                                                         Subaccount Value
(1) Net Subaccount Value =
                                     --------------------------------------------------------------
                                                  1 + Current MVA Interest Rate               n/365
                            0.06  +    (    -----------------------------------------    )
                                            1 + MVA Interest Rate at Issue or Renewal

     Where "n" is the number of days remaining in the guaranteed period of the subaccount, but not less than 365.

(2) Withdrawal Charge = Net Subaccount Value X 0.06

                                                          1 + Current MVA Interest Rate
(3) MVA = Net Subaccount Value X    [    1 -   (    ------------------------------------------   )    n/365   ]
                                                    1 + MVA Interest Rate at Issue or Renewal

     Where "n" is the number of days remaining in the Guarantee Period of the subaccount, but not less than 365.

                                   APPENDIX B
                   EXAMPLES OF WITHDRAWAL CHARGE CALCULATION

These two examples assume you paid a single premium of $25,000. You allocated it to a subaccount with a five-year Guarantee Period with a guaranteed interest rate of 4.90% and an MVA interest rate at issue of 5.0%.

Example 1 assumes a partial withdrawal of $5,000 at the end of the third Contract year. Example 2 assumes a full withdrawal at the end of the third Contract year. Assume the MVA interest rate at the time of the withdrawal for a subaccount with the appropriate duration ("B" in the MVA formula) is 7.0% in both examples.

EXAMPLE 1: PARTIAL WITHDRAWAL

Because of interest earned at the guaranteed rate of 4.90%, at the end of the third Contract year, the Subaccount Value will be equal to $28,858.02. For a $5,000 partial withdrawal, the withdrawal charge equals the withdrawal charge rate multiplied by the partial withdrawal amount:

                              0.06 X $5,000 = $300

We deduct the $300 withdrawal charge from the remaining Subaccount Value. In addition to a withdrawal charge, we deduct an MVA of $192.29. Thus, after the partial withdrawal, the remaining Subaccount Value would be $23,365.73 ($28,858.02 - $5,000 - $300 - $192.29). We would send you $5,000. For more information on the MVA, see Appendix A.

EXAMPLE 2: FULL WITHDRAWAL

As before, because of interest earned at the guaranteed rate of 4.90%, at the end of the third Contract year, the Subaccount Value equals $28,858.02. To determine the withdrawal charge on a full withdrawal of Subaccount Value, we must first calculate the Net Subaccount Value. In this example, the Net Subaccount Value equals:

                        Subaccount Value                                       28,858.02            = $26,271.39
-------------------------------------------------------        =     -----------------------------
                 1 + Current MVA Interest Rate          n/365                                  2
                 ------------------------------                                    1 + .07
 0.06  +    (    1 + MVA Interest Rate at Issue    )               0.06  +    (    --------   )
                           or Renewal                                              1 + .05

The withdrawal charge equals the withdrawal charge rate multiplied by the Net Subaccount Value:

                         0.06 X $26,271.39 = $1,576.28

On a full withdrawal, we deduct the withdrawal charge from the amount withdrawn. In addition to a withdrawal charge, we deduct an MVA of $1,010.35 from the withdrawn amount. Thus, we would pay you the Net Subaccount Value of $26,271.39 on a full withdrawal ($28,858.02 - $1,576.28 - $1,010.35). For more information on the MVA, see Appendix A.

REPORTS TO CONTRACT OWNERS. At least once each year prior to the annuity date, we will send you a report outlining your Contract Value, Subaccount Values, Guarantee Periods, Withdrawal Charges and MVAs, if any, applied during the year. The report will not include financial statements.

DOCUMENTS INCORPORATED BY REFERENCE. Merrill Lynch Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 1998 is incorporated herein by reference. This prospectus also incorporates by reference all documents or reports we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering. Such documents or reports will be a part of this prospectus from the date such documents are filed.

   REQUESTING DOCUMENTS. You may request a free copy of any or all of the information incorporated by reference into the prospectus (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written requests for such documents to our Service Center at:

       P.O. BOX 44222
       JACKSONVILLE, FLORIDA 32231-4222
       TELEPHONE: 1-800-535-5549 (TOLL FREE)

PUBLIC INFORMATION. We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000845091. The Securities and Exchange Commission ("SEC") maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can also review and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.